EXECUTION COPY

                                                                    EXHIBIT 99.1


                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of February 22, 2002 by and among Identix Incorporated, a Delaware corporation ("IDENTIX"), Viper Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Identix ("MERGER SUB"), and Visionics Corporation, a Delaware corporation ("VISIONICS"), with respect to the following facts:

         A. The respective boards of directors of Identix, Merger Sub and Visionics have approved and declared advisable the merger of Merger Sub with and into Visionics (the "MERGER"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders.

         B. Pursuant to the Merger, among other things, the outstanding shares of Visionics Common Stock, $0.01 par value ("VISIONICS COMMON STOCK"), will be converted into shares of Identix Common Stock, $0.01 par value ("IDENTIX COMMON STOCK"), at the rate set forth herein.

         C. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Identix' and Merger Sub's willingness to enter into this Agreement, Identix is entering into Voting Agreements in the form of Exhibit A attached hereto with each of the members of the Board of Directors and each officer of Visionics in their respective capacities as stockholders of Visionics (the "VISIONICS VOTING AGREEMENTS").

         D. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to Visionics' willingness to enter into this Agreement, Visionics is entering into Voting Agreements in the form of Exhibit B attached hereto with each of the members of the Board of Directors and each officer of Identix in their respective capacities as stockholders of Identix (the "IDENTIX VOTING AGREEMENTS")

         E. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         The parties agree as follows:


                                     99.1-1

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware General Corporation Law ("DELAWARE LAW"),
(i) Merger Sub shall be merged with and into Visionics, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) Visionics shall be the surviving corporation and a wholly owned subsidiary of Identix. Visionics, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 CLOSING; EFFECTIVE TIME. The closing of the Merger and the other transactions contemplated hereby (the "CLOSING") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Articles VI and VII, unless another time or date is agreed to by the parties hereto. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California, or at such other location as the parties hereto shall mutually agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger substantially in the form of Exhibit C (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "EFFECTIVE TIME").

         1.3 EFFECTS OF THE MERGER. The effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Visionics and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Visionics and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

                  Subject to Section 5.8, from and after the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation; provided, however, that at the Effective Time the certificate of incorporation of Merger Sub shall be amended so that the name of the Surviving Corporation shall be "VISIONICS CORPORATION".

                  Subject to Section 5.8, from and after the Effective Time the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.


                                     99.1-2

         1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Sub immediately prior to the Effective Time shall serve as the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                              CONVERSION OF SHARES

         2.1 CONVERSION OF STOCK. Pursuant to the Merger, and without any action on the part of the holders of any outstanding shares of capital stock or securities of Visionics or Merger Sub:

                  (a) As of the Effective Time, each share of Visionics Common Stock, together with the rights (the "VISIONICS RIGHTS"), if any, associated with each such share issued in connection with the Visionics Rights Agreement (the "VISIONICS RIGHTS PLAN") dated May 2, 1996 between Visionics and Wells Fargo Bank, issued and outstanding immediately prior to the Effective Time (other than shares of Visionics Common Stock to be canceled pursuant to Section 2.1(c)), shall be automatically converted into 1.3436 (the "EXCHANGE RATIO") fully paid and nonassessable shares of Identix Common Stock.

                  (b) As of the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Visionics Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) a certificate (or direct registration) representing the number of whole shares of Identix Common Stock into which such shares have been converted (the "IDENTIX CERTIFICATES"), and
(ii) cash in lieu of fractional shares of Identix Common Stock in accordance with Section 2.1(f), without interest.

                  (c) As of the Effective Time, each share of Visionics Common Stock held of record immediately prior to the Effective Time by Visionics, Merger Sub, Identix or any Subsidiary (as defined in Section 2.1(g)) of Visionics or of Identix shall be canceled and extinguished without any conversion thereof.

                  (d) As of the Effective Time, each share of Common Stock, $0.01 par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be canceled, extinguished and automatically converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of Common Stock, $0.01, of the Surviving Corporation.


                                     99.1-3

                  (e) Without limiting any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Identix Common Stock or Visionics Common Stock), extraordinary dividend or distribution, reorganization, reclassification, recapitalization or other like change with respect to Identix Common Stock or Visionics Common Stock occurring or having a record date or an effective date on or after the date hereof and prior to the Effective Time.

                  (f) No fraction of a share of Identix Common Stock will be issued by virtue of the Merger. Instead, each holder of shares of Visionics Common Stock who would otherwise be entitled to a fraction of a share of Identix Common Stock (after aggregating all fractional shares of Identix Common Stock to be received by such holder) shall receive from Identix an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Identix Closing Value. For the purposes of this Agreement, "IDENTIX CLOSING VALUE" shall mean the closing price per share of Identix Common Stock as reported on the Nasdaq National Market ("NASDAQ") on the trading day immediately preceding the Effective Time.

                  (g) For the purposes of this Agreement, the "EXCHANGE MULTIPLE" of any quantity means the product obtained from multiplying such quantity by the Exchange Ratio, and the "EXCHANGE QUOTIENT" of any quantity means the quotient obtained from dividing such quantity by the Exchange Ratio. For purposes of this Agreement, (i) the term "SUBSIDIARY", when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any Subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company. For the purposes of this Agreement, the term "PERSON" means any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.

         2.2 VISIONICS OPTIONS, VISIONICS WARRANTS

                  (a) As of the Effective Time, Identix shall, to the full extent permitted by applicable law, assume all of the stock options of Visionics outstanding immediately prior to the Effective Time under the Visionics Stock Plans (as defined below) (the "VISIONICS OPTIONS"). For purposes of this Agreement, "VISIONICS STOCK PLANS" means Visionics' Stock Incentive Plan, 1990 Stock Option Plan, as amended, and 1998 Stock Option Plan. Each Visionics Option, whether or not exercisable at the Effective Time, shall, to the full extent permitted by applicable law, be assumed by Identix in such a manner that it shall be exercisable upon the same terms and conditions as under the Visionics Stock Plan pursuant to which it was granted and the applicable option agreement issued thereunder; provided that (i) each such option thereafter shall be exercisable for a number of shares of Identix Common Stock (rounded down to


                                     99.1-4
the nearest whole share) equal to the Exchange Multiple of the number of shares of Visionics Common Stock subject to such option, and (ii) the option price per share of Identix Common Stock thereafter shall equal the Exchange Quotient (rounded up to the nearest whole cent) of the option price per share of Visionics Common Stock subject to such option in effect immediately prior to the Effective Time (the "IDENTIX EXCHANGE OPTIONS"). With respect to shares of Visionics Common Stock issued pursuant to the Visionics 1992 Restricted Stock Plan ("VISIONICS RESTRICTED STOCK"), all such Visionics Restricted Stock, which shall automatically be converted into shares of Identix Common Stock as provided in Section 2.1, shall continue to be subject to such restrictions and rights of repurchase as are provided for in the 1992 Restricted Stock Plan. Prior to the Effective Time, Visionics shall make all adjustments provided for in the Visionics Stock Plans with respect to the Visionics Options to facilitate the implementation of the provisions of this Section 2.2(a).

                  (b) As of the Effective Time, Identix shall, to the full extent permitted by applicable law, assume all of the warrants of Visionics identified on Schedule 3.6(e) of the Identix Disclosure Statement and outstanding immediately prior to the Effective Time (the "VISIONICS WARRANTS") under the agreements pursuant to which the Visionics Warrants were issued (the "VISIONICS WARRANT AGREEMENTS"). Each Visionics Warrant shall, to the full extent permitted by applicable law, be assumed by Identix in such a manner that it shall be exercisable upon the same terms and conditions as under the Visionics Warrant Agreement pursuant to which it was granted; provided that (i) each such warrant thereafter shall be exercisable for a number of shares of Identix Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of Visionics Common Stock subject to such warrant, and (ii) the warrant exercise price per share of Identix Common Stock thereafter shall equal the Exchange Quotient (rounded up to the nearest whole cent) of the warrant exercise price per share of Visionics Common Stock subject to such warrant in effect immediately prior to the Effective Time (the "IDENTIX EXCHANGE WARRANTS"). Prior to the Effective Time, Visionics shall make all adjustments provided for in the Visionics Warrant Agreements with respect to the Visionics Warrants to facilitate the implementation of the provisions of this Section 2.2(b).

         2.3 EXCHANGE OF STOCK CERTIFICATES.

                  (a) At or prior to the Effective Time, Identix shall enter into an agreement with a bank or trust company selected by Identix and reasonably acceptable to Visionics to act as the exchange agent for the Merger (the "EXCHANGE AGENT").

                  (b) At or prior to the Effective Time, Identix shall supply or cause to be supplied to or for the account of the Exchange Agent in trust for the benefit of the holders of Visionics Common Stock, for exchange pursuant to this Section 2.3 (i) certificates (or direct registration) evidencing the shares of Identix Common Stock issuable pursuant to Section 2.1 to be exchanged for outstanding shares of Visionics Common Stock, and (ii) cash in an aggregate amount sufficient to make the payments in lieu of fractional shares provided for in Section 2.1(f).


                                     99.1-5

                  (c) Promptly after the Effective Time, Identix shall mail or shall cause to be mailed to each Holder (as defined below) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Visionics Certificates shall pass, only upon proper delivery of the Visionics Certificates to the Exchange Agent) and instructions for surrender of the Visionics Certificates. Upon surrender to the Exchange Agent of a Visionics Certificate, together with such letter of transmittal duly executed, the Holder shall be entitled to receive in exchange therefor: (i) certificates evidencing that number of shares of Identix Common Stock issuable to such Holder in accordance with this Article II; (ii) any dividends or other distributions that such Holder has the right to receive pursuant to Section 2.3(d); and (iii) cash in respect of fractional shares as provided in Section 2.1(f), and such Visionics Certificate so surrendered shall forthwith be canceled. No certificate representing shares of Identix Common Stock will be issued to a Person who is not the registered owner of a surrendered Visionics Certificate unless (i) the Visionics Certificate so surrendered has been properly endorsed or otherwise is in proper form for transfer, and (ii) such Person shall either (A) pay any transfer or other tax required by reason of such issuance or (B) establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, from and after the Effective Time, each Visionics Certificate shall be deemed to represent, for all purposes other than payment of dividends, the right to receive a certificate representing the number of full shares of Identix Common Stock as determined in accordance with this Article II and cash in lieu of fractional shares as provided in Section 2.1(f). For purposes of this Agreement, "VISIONICS CERTIFICATE" means a certificate which immediately prior to the Effective Time represented shares of Visionics Common Stock, and "HOLDER" means a person who holds one or more Visionics Certificates as of the Effective Time.

                  (d) No dividend or other distribution declared with respect to Identix Common Stock with a record date after the Effective Time will be paid to Holders of unsurrendered Visionics Certificates until such Holders surrender their Visionics Certificates. Upon the surrender of such Visionics Certificates, there shall be paid to such Holders, promptly after such surrender, the amount of dividends or other distributions, excluding interest, declared with a record date after the Effective Time and not paid because of the failure to surrender Visionics Certificates for exchange.

                  (e) Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, Identix, the Surviving Corporation nor any party hereto shall be liable to any holder of shares of Visionics Common Stock for shares of Identix Common Stock or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                     99.1-6

         2.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Visionics Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in respect of such lost, stolen or destroyed Visionics Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Identix Common Stock as may be required pursuant to Section 2.1 and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1(f) and any dividends or distributions payable pursuant to Section 2.3(d); provided, however, that Identix may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Visionics Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Identix or the Exchange Agent with respect to the Visionics Certificates alleged to have been lost, stolen or destroyed.

         2.5 TAX CONSEQUENCES. For United States federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement constitutes a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF VISIONICS

         Visionics makes to Identix and Merger Sub the representations and warranties contained in this Article III, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Visionics to Identix at least forty-eight hours prior to the execution of this Agreement (the "VISIONICS DISCLOSURE STATEMENT"). The Visionics Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article III, and the disclosure in any Schedule of the Visionics Disclosure Statement shall qualify only the corresponding Section of this Article III.

         3.1 ORGANIZATION, ETC.

                  (a) Each of Visionics and its Subsidiaries, all of which are listed on Schedule 3.1(b) of the Visionics Disclosure Statement (the "VISIONICS SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualification would not, individually or in the aggregate, have a Visionics Material Adverse Effect. Each of Visionics and the Visionics Subsidiaries is duly qualified as a foreign Person to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Visionics Material Adverse Effect.


                                     99.1-7

         For the purposes of this Agreement, "VISIONICS MATERIAL ADVERSE EFFECT" means any state of facts, change, event or effect that has had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operations or assets and liabilities, taken as a whole, of Visionics, including the Visionics Subsidiaries, (ii) the ability of Visionics to consummate the Merger or any of the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement before the Effective Time, or (iii) Identix' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. Notwithstanding the foregoing, with respect to item
(i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Visionics Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the security industry generally; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger.

                  (b) Neither Visionics nor any of the Visionics Subsidiaries is in violation of any provision of its certificate of incorporation, bylaws or any other charter document. Schedule 3.1(b) of the Visionics Disclosure Statement sets forth (i) the full name of each Visionics Subsidiary and any other entity in which Visionics has a significant equity interest, its capitalization and the ownership interest of Visionics and each other Person (if any) therein, (ii) the jurisdiction in which each such Visionics Subsidiary is organized, (iii) each jurisdiction in which Visionics and each of the Visionics Subsidiaries is qualified to do business as a foreign Person, and (iv) the names of the current directors and officers of Visionics and of each Visionics Subsidiary. Visionics has made available to Identix accurate and complete copies of the certificate of incorporation, bylaws and any other charter documents, as currently in effect, of Visionics and each of the Visionics Subsidiaries.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Visionics has full corporate power and authority to (i) execute and deliver this Agreement, and (ii) assuming the approval of the Merger by a majority of the outstanding shares of Visionics Common Stock at the Visionics Special Meeting or any adjournment or postponement thereof in accordance with Delaware Law, consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by the vote of the board of directors of Visionics, and no other corporate proceedings on the part of Visionics are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the adoption of the Agreement and approval of the Merger by a majority of the outstanding shares of Visionics Common Stock at the Visionics Special Meeting or any adjournment or postponement thereof in accordance with Delaware Law). The Agreement has been duly and validly executed


                                     99.1-8
and delivered by Visionics and, assuming due authorization, execution and delivery by Identix and Merger Sub, constitutes a valid and binding agreement of Visionics, enforceable against Visionics in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         3.3 NO VIOLATIONS, ETC. No filing with or notification to, and no permit, authorization, consent or approval of, any court, administrative agency, commission, or other governmental or regulatory body, authority or instrumentality ("GOVERNMENT ENTITY") is necessary on the part of Visionics for the consummation by Visionics of the Merger and the other transactions contemplated hereby, or for the exercise by Identix and the Surviving Corporation of full rights to own and operate the business of Visionics and the Visionics Subsidiaries as presently being conducted, except (i) for the filing of the Certificate of Merger as required by Delaware Law, (ii) the applicable requirements of the Securities and Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder, the "EXCHANGE ACT"), state securities or "blue sky" laws and state takeover laws, (iii) any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), and (iv) where the failure to make such filing or notification or to obtain such permit, authorization, consent or approval would not prevent or materially delay the Merger, or otherwise prevent or materially delay Visionics from performing its obligations under this Agreement or individually or in the aggregate, have a Visionics Material Adverse Effect. Neither the execution and delivery of the Agreement, nor the consummation of the Merger and the other transactions contemplated hereby, nor compliance by Visionics with all of the provisions hereof and thereof, nor the exercise by Identix and the Surviving Corporation of full rights to own and operate the business of Visionics and the Visionics Subsidiaries as presently being conducted will, subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of Visionics Common Stock at the Visionics Special Meeting or any adjournment thereof in accordance with Delaware Law, (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other charter document of Visionics or any Visionics Subsidiary, (ii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Visionics or any Visionics Subsidiary, or by which any of their properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Visionics or any Visionics Subsidiary is a party or by which any of them or any of their properties or assets may be bound.
Schedule 3.3 of the Visionics Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby under any of Visionics' or any Visionics Subsidiaries' notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations the failure to obtain which would have a Visionics Material Adverse Effect.


                                     99.1-9

         3.4 BOARD RECOMMENDATION. The board of directors of Visionics has, at a meeting of such board duly held on February 22, 2002, (i) approved and adopted the Agreement, (ii) determined that this Agreement is fair to and in the best interests of the stockholders of Visionics, (iii) resolved to recommend adoption and approval of this Agreement to the stockholders of Visionics, (iv) resolved that Visionics take all action necessary to exempt the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby from the provisions of all applicable state antitakeover statutes or regulations including but not limited to Section 203 of Delaware Law, and (v) resolved to render the Visionics Rights issued under the Visionics Rights Plan inapplicable to the Merger, this Agreement and the other transactions contemplated hereby.

         3.5 FAIRNESS OPINION. Visionics has received the opinion of Morgan Keegan & Company, Inc. dated the date of the approval of this Agreement by the board of directors of Visionics to the effect that the Exchange Ratio is fair to Visionics' stockholders from a financial point of view, and has provided a copy of such opinion to Identix.

         3.6 CAPITALIZATION.

                  (a) The authorized capital stock of Visionics consists of 40,000,000 shares of Visionics Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value ("VISIONICS PREFERRED STOCK"). As of February 21, 2002, there were (i) 28,874,332 shares of Visionics Common Stock outstanding, (ii) no shares of Visionics Preferred Stock outstanding, and (iii) no treasury shares.

                  (b) Except for the Visionics Options, the Visionics Warrants and the Visionics Rights there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Visionics to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Visionics, or obligating Visionics to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. To the knowledge of Visionics, except for the Visionics Voting Agreements, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Visionics. For purposes of this Agreement, "TO THE KNOWLEDGE OF VISIONICS," or words of similar import, shall mean the actual knowledge of the persons set forth on Schedule 3.6(b) of the Visionics Disclosure Statement.


                                    99.1-10

                  (c) True and complete copies of each Visionics Stock Plan, the Visionics Warrant Agreements and the Visionics Rights Plan, and of the forms of all agreements and instruments relating to or issued under each thereof, have been made available to Identix. Such agreements, instruments, and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

                  (d) Schedule 3.6(d) of the Visionics Disclosure Statement sets forth the following information with respect to each Visionics Option: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each Visionics Option and share of Visionics Restricted Stock was granted in accordance with the terms of the Visionics Stock Plan applicable thereto or the 1992 Restricted Stock Plan, respectively. The terms of each of the Visionics Stock Plans do not prohibit the assumption of the Visionics Options as provided in Section 2.2(a). Consummation of the Merger will not accelerate vesting of any Visionics Option or any Visionics Restricted Stock.

                  (e) Schedule 3.6(e) of the Visionics Disclosure Statement sets forth the following information with respect to each Visionics Warrant: the aggregate number of warrants outstanding, the expiration date and the exercise price. Each Visionics Warrant was issued in accordance with the terms of the Visionics Warrant Agreement applicable thereto. The terms of each of the Visionics Warrant Agreements do not prohibit the assumption of the Visionics Warrants as provided in Section 2.2(b).

         3.7 SEC FILINGS. Visionics has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 1999 are referred to herein as the "VISIONICS SEC REPORTS"). All of the Visionics SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT") and the Exchange Act. Accurate and complete copies of the Visionics SEC Reports have been made available to Identix. As of their respective dates, the Visionics SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Visionics has been advised by each of its officers and directors that each such person and such persons' affiliates have complied with all filing requirements under Section 13 and Section 16(a) of the Exchange Act.

         3.8 COMPLIANCE WITH LAWS. Neither Visionics nor any Visionics Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including without limitation relating to the export or import of goods or technology) of any foreign, federal, state or local


                                    99.1-11
government or any other governmental department or agency, except where any such violations or failures to comply would not, individually or in the aggregate, have a Visionics Material Adverse Effect. Visionics and the Visionics Subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted and as proposed to be conducted, except for those, the absence of which, would not, individually or in the aggregate, have a Visionics Material Adverse Effect.

         3.9 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Visionics SEC Reports (the "VISIONICS FINANCIAL STATEMENTS"), (x) was prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of Visionics and the Visionics Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Visionics, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Visionics contained in Visionics' Form 10-Q for the quarter ended December 31, 2001 (the "REFERENCE DATE") is hereinafter referred to as the "VISIONICS BALANCE SHEET."

         3.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Visionics, nor any of the Visionics Subsidiaries or the entities listed on Schedule 3.1(b) has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Visionics Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred since the Reference Date in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not be reasonably likely to have a Visionics Material Adverse Effect, and (iii) liabilities under this Agreement.

         3.11 ABSENCE OF CHANGES OR EVENTS. Except as contemplated by this Agreement, since the Reference Date no Visionics Material Adverse Effect has occurred and, in addition, Visionics, the Visionics Subsidiaries and the entities listed on Schedule 3.1(b) have not, directly or indirectly:

                  (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of Visionics or any of the Visionics Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Visionics or a wholly-owned Subsidiary of Visionics);


                                    99.1-12

                  (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Visionics or the Visionics Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Visionics or the Visionics Subsidiaries, other than pursuant to and in accordance with the Visionics Stock Plans and the Visionics Warrants;

                  (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation exceeding $100,000 in the aggregate, (iii) entered into any oral or written material agreement or any material commitment or transaction or incurred any liabilities material to Visionics and the Visionics Subsidiaries taken as a whole, or involving in excess of $250,000;

                  (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Visionics Financial Statements;

                  (e) revalued any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the Visionics Balance Sheet;

                  (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate exceed $250,000;

                  (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person other than in the ordinary course of business and consistent with past practice; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person;
(iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement; or (v) repriced any Visionics Options or Visionics Warrants;

                  (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties (including intangibles, real, personal or mixed);

                  (i) amended its certificate of incorporation, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                                    99.1-13

                  (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Visionics and the Visionics Subsidiaries in such calendar month resulted in such capital expenditures exceeding $250,000 in the aggregate;

                  (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

                  (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills;

                  (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

         3.12 CAPITAL STOCK OF SUBSIDIARIES. Visionics is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Visionics Subsidiaries. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Visionics free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Visionics or any of the Visionics Subsidiaries to issue, transfer or sell any shares of capital stock of any Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. Visionics does not directly or indirectly own any interest in any Person except the Visionics Subsidiaries.

         3.13 LITIGATION.

                  (a) There is no private or governmental claim, action, suit (whether in law or in equity), or proceeding of any nature ("ACTION") pending or, to the knowledge of Visionics, any private or governmental investigation, or any of the foregoing threatened against Visionics, any of the Visionics Subsidiaries or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, governmental or regulatory authority or body, or arbitration tribunal, except for those Actions which, individually and in the aggregate, would not have a Visionics Material Adverse Effect. There is no Action pending or, to the knowledge of Visionics, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.


                                    99.1-14

                  (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental or regulatory authority, body or agency, or arbitration tribunal in a proceeding to which Visionics, any Subsidiary of Visionics, or any of their assets is or was a party or by which Visionics, any Subsidiary of Visionics, or any of their assets is bound.

         3.14 INSURANCE. Schedule 3.14 of the Visionics Disclosure Statement lists all insurance policies (including without limitation workers' compensation insurance policies) covering the business, properties or assets of Visionics and the Visionics Subsidiaries, the premiums and coverages of such policies, and all claims in excess of $50,000 made against any such policies since January 1, 1999. All such policies are in effect, and true and complete copies of all such policies have been made available to Identix. Visionics has not received notice of the cancellation or threat of cancellation of any of such policy.

         3.15 CONTRACTS AND COMMITMENTS.

                  (a) Except as filed as an exhibit to Visionics' SEC Reports, neither Visionics, the Visionics Subsidiaries, or the entities listed on
Schedule 3.1(b) is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

                           (i) agreements or arrangements that contain severance
pay, understandings with respect to tax arrangements, understandings with respect to expatriate benefits, or post-employment liabilities or obligations;

                           (ii) agreements or plans under which benefits will be
increased or accelerated by the occurrence of any of the transactions contemplated by this Agreement, or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (iii) agreements, contracts or commitments currently
in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (iv) agreements, contracts or commitments for the
purchase of materials, supplies or equipment which provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or which are with sole or single source suppliers;


                                    99.1-15

                           (v) guarantees or other agreements, contracts or
commitments under which Visionics or any of the Visionics Subsidiaries is absolutely or contingently liable for (A) the performance of any other person, firm or corporation (other than Visionics or the Visionics Subsidiaries), or (B) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation (other than Visionics or the Visionics Subsidiaries);

                           (vi) powers of attorney authorizing the incurrence of
a material obligation on the part of Visionics or the Visionics Subsidiaries;

                           (vii) agreements, contracts or commitments which
limit or restrict (A) where Visionics or any of the Visionics Subsidiaries may conduct business, (B) the type or lines of business (current or future) in which they may engage, or (C) any acquisition of assets or stock (tangible or intangible) by Visionics or any of the Visionics Subsidiaries;

                           (viii) agreements, contracts or commitments
containing any agreement with respect to a change of control of Visionics or any of the Visionics Subsidiaries;

                           (ix) agreements, contracts or commitments for the
borrowing or lending of money, or the availability of credit (except credit extended by Visionics or any of the Visionics Subsidiaries to customers in the ordinary course of business and consistent with past practice);

                           (x) any hedging, option, derivative or other similar
transaction and any foreign exchange position or contract for the exchange of currency.

                  (b) Neither Visionics nor any of the Visionics Subsidiaries, nor to Visionics' knowledge any other party to a Visionics Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause such a breach, violation or default under), any material agreement, contract or commitment to which Visionics or any of the Visionics Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (any such agreement, contract or commitment, a "VISIONICS CONTRACT"), other than any breaches, violations or defaults which individually or in the aggregate would not have a Visionics Material Adverse Effect.

                  (c) Each Visionics Contract is a valid, binding and enforceable obligation of Visionics and to Visionics' knowledge, of the other party or parties thereto, in accordance with its terms, and in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not have a Visionics Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights governing or by general principles of equity.


                                    99.1-16

                  (d) An accurate and complete copy of each Visionics Contract has been made available to Identix.

         3.16 LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS.

                  (a) None of Visionics or any of the Visionics Subsidiaries is a party to any union contract or other collective bargaining agreement, nor to the knowledge of Visionics or any of the Visionics Subsidiaries are there any activities or proceedings of any labor union to organize any of its employees. Each of Visionics and the Visionics Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices and (ii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have a Visionics Material Adverse Effect.

                  (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against Visionics or any of the Visionics Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Visionics or any of the Visionics Subsidiaries who are not currently organized. Neither Visionics nor any of the Visionics Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a Visionics Material Adverse Effect. There are no controversies pending or, to the knowledge of Visionics or any of the Visionics Subsidiaries, threatened, between Visionics or any of the Visionics Subsidiaries and any of their respective employees, which controversies would have, individually or in the aggregate, a Visionics Material Adverse Effect.

         3.17 INTELLECTUAL PROPERTY RIGHTS.

                  (a) Visionics and the Visionics Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to herein as the "VISIONICS IP RIGHTS"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold or under development by Visionics or the Visionics Subsidiaries.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Visionics IP Rights, will not (i) cause the modification of any material term of any license or agreement relating to any Visionics IP Rights including but not limited to


                                    99.1-17
the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (ii) cause the forfeiture or termination of any Visionics IP Rights, (iii) give rise to a right of forfeiture or termination of any Visionics IP Rights or (iv) materially impair the right of Visionics or the Surviving Corporation to use, sell or license any Visionics IP Rights or portion thereof.

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Visionics or any of the Visionics Subsidiaries (i) violates in any material respect any license or agreement between Visionics or any of the Visionics Subsidiaries and any third party or (ii) infringes in any material respect any patents or other intellectual property rights of any other party; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Visionics IP Rights, or asserting that any Visionics IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Visionics products, conflicts or will conflict with the rights of any other party.

                  (d) Schedule 3.17(d) of the Visionics Disclosure Statement lists all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by Visionics or any of the Visionics Subsidiaries and true and complete copies of such materials have been made available to Identix.

                  (e) Visionics has provided to Identix a true and complete copy of its standard form of employee confidentiality agreement and taken all commercially reasonably necessary steps to ensure that all employees have executed such an agreement. All consultants or third parties with access to proprietary information of Visionics have executed appropriate non-disclosure agreements which adequately protect the Visionics IP Rights.

                  (f) To Visionics' knowledge, Visionics' and the Visionics Subsidiaries' source codes and trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which have caused, or with the passage of time could cause, the loss of copyright or trade secret status.

                  (g) Neither Visionics nor any of the Visionics Subsidiaries has knowledge that any of its employees or consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of Visionics and the Visionics Subsidiaries or that would conflict with the business of Visionics as presently conducted or proposed to be conducted. Neither Visionics nor any of the Visionics Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of Visionics or any of the Visionics Subsidiaries,


                                    99.1-18
against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. All current employees and consultants and, to the knowledge of Visionics, all former employees and consultants, of any of Visionics or any of the Visionics Subsidiaries have signed valid and enforceable written assignments to Visionics or the Visionics Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of Visionics, and Visionics and the Visionics Subsidiaries possess signed copies of all such written assignments by such employees and consultants. With respect to assignments of patents or application for patents, Visionics and the Visionics Subsidiaries possess signed copies of assignments from the inventors of the intellectual property covered by the patents and applications.

         3.18 TAXES.

                  (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations imposed by law for the Taxes of another person, including under Treasury Regulations Section 1.1502-6 and analogous provisions of foreign, state and local law, and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "TAX RETURN" or "TAX RETURNS" refers to all federal, state and local and foreign returns, schedules, estimates, information statements and reports relating to Taxes.

                  (b) Visionics and each of the Visionics Subsidiaries have filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct, and complete except with respect to immaterial items. Visionics and each of the Visionics Subsidiaries have paid (or Visionics has paid on behalf of each of the Visionics Subsidiaries) all Taxes due and payable as shown on such Tax Returns. True and correct copies of all Tax Returns filed by Visionics and the Visionics Subsidiaries for the period beginning October 1, 1996 through the date hereof have been provided to Identix. The most recent financial statements contained in the Visionics SEC Reports reflect an adequate reserve (which reserves were established in accordance with GAAP) for the payment of all Taxes of Visionics and the Visionics Subsidiaries, accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Visionics or any of the Visionics Subsidiaries, other than deficiencies that are reflected by reserves maintained in accordance with GAAP and are being contested in good faith and by appropriate procedures.


                                    99.1-19

                  (c) None of Visionics and the Visionics Subsidiaries has filed any consent agreement under Section 341(f) of the Code.

                  (d) None of Visionics and the Visionics Subsidiaries (i) has received any notice that it is being audited by any taxing authority; (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) has granted to any person a power of attorney with respect to Taxes, which power of attorney will be in effect as of or following the Closing; (iv) has received an inquiry regarding the filing of Tax Returns from a jurisdiction where it is not presently filing Tax Returns; or (v) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

                  (e) None of Visionics and the Visionics Subsidiaries has assumed liability for the Taxes of another Person under any contract, agreement or arrangement.

                  (f) There is no lien for Taxes on any of the assets of Visionics or any of the Visionics Subsidiaries, except for inchoate liens for Taxes not yet due and payable.

                  (g) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Visionics or any Visionics Subsidiary that, considered individually or collectively with any other such agreement, plan, arrangement, or contract, will, or could reasonably be expected to, give rise to the payment of any amount that would not be deductible under Section 280G or 162(m) of the Code (or any comparable provision of state or local law).

                  (h) Visionics and each of the Visionics Subsidiaries have properly withheld on all amounts paid to consultants or employees, or to persons located outside the United States.

                  (i) Visionics has not been a party to a transaction intended to qualify under Section 355 of the Code (whether as distributing or distributed company) within the last five years.

                  (j) Visionics does not have knowledge of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         3.19 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Schedule 3.19(a) of the Visionics Disclosure Statement lists all "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("PENSION PLANS"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("WELFARE PLANS"), or stock bonus, stock option, restricted stock, stock appreciation


                                    99.1-20
right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Visionics or any of the Visionics Subsidiaries or any of their Visionics ERISA Affiliates (as hereinafter defined) or to which Visionics or any of the Visionics Subsidiaries or any of their Visionics ERISA Affiliates is obligated to make payments or otherwise may have any liability (collectively, the "VISIONICS EMPLOYEE BENEFIT PLANS") with respect to employees or former employees of Visionics, the Visionics Subsidiaries, or any of their ERISA Affiliates. For purposes of this Agreement, "VISIONICS ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including without limitation Visionics or any of the Visionics Subsidiaries.

                  (b) Visionics and each of the Visionics Subsidiaries, and each of the Visionics Employee Benefit Plans, are in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except where the failure to comply would not, individually or in the aggregate, have a Visionics Material Adverse Effect.

                  (c) All contributions to, and payments from, the Pension Plans which are required to have been made in accordance with the Pension Plans have been timely made, except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, reasonably be expected to have a Visionics Material Adverse Effect.

                  (d) To the knowledge of Visionics, all of Visionics' Pension Plans and Visionics' Subsidiaries' Pension Plans intended to qualify under
Section 401 of the Code so qualify, and no event has occurred and no condition exists with respect to the form or operation of such Pension Plans which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code, except for such operational failures as would not, individually or in the aggregate, have a Visionics Material Adverse Effect.

                  (e) To the knowledge of Visionics, there are no (i) investigations pending by any governmental entity involving the Visionics Employee Benefit Plans, nor (ii) pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Visionics Employee Benefit Plans, against the assets of any of the trusts under any Visionics Employee Benefit Plans or against any fiduciary of any Visionics Employee Benefit Plans with respect to the operation of such plan or asserting any rights or claims to benefits under any Visionics Employee Benefit Plans or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a Visionics Material Adverse Effect. To the knowledge of Visionics, there are no facts which would give rise to any liability under this Section 3.19(e) except for those which would not, individually or in the aggregate, reasonably be expected to have a Visionics Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.


                                    99.1-21

                  (f) None of Visionics, any of the Visionics Subsidiaries nor any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, reasonably be expected to have a Visionics Material Adverse Effect.

                  (g) None of Visionics, any of the Visionics Subsidiaries, or any of their Visionics ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

                  (h) Neither Visionics nor any Subsidiary of Visionics nor any Visionics ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

                  (i) Neither Visionics, any of the Visionics Subsidiaries nor any of their Identix ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

                  (j) With respect to each of the Visionics Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Identix: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Visionics Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent United States Internal Revenue Service ("IRS") determination letter, if applicable.

                  (k) None of the Welfare Plans maintained by Visionics or any of the Visionics Subsidiaries provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. Visionics and each of the Visionics Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Visionics Material Adverse Effect.


                                    99.1-22

                  (l) No liability under any Pension Benefit Plan or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Visionics or any of the Visionics Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

                  (m) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Visionics or any of the Visionics Subsidiaries.

                  (n) Schedule 3.19(n) of the Visionics Disclosure Statement lists each Visionics Foreign Plan (as hereinafter defined). For purposes hereof, the term "VISIONICS FOREIGN PLAN" shall mean any material plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Visionics or any Subsidiary with respect to employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

         3.20 ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Visionics, except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have a Visionics Material Adverse Effect, no underground storage tanks and no amount of any substance that has been designated by any Government Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws which term shall not include office and janitorial supplies (insofar as they are stored or used in the ordinary course of business) (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of Visionics or any of the Visionics Subsidiaries or, to Visionics' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Visionics or any of the Visionics Subsidiaries has at any time owned, operated, occupied or leased.

                  (b) Except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have a Visionics Material Adverse Effect, neither Visionics nor any of the Visionics Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Visionics or any of the Visionics


                                    99.1-23

Subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Government Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Visionics and the Visionics Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "VISIONICS ENVIRONMENTAL PERMITS") necessary for the conduct of Visionics' and the Visionics Subsidiaries' Hazardous Material Activities and other businesses of Visionics and the Visionics Subsidiaries as such activities and businesses are currently being conducted. To the knowledge of Visionics, there are no facts or circumstances indicating that any Visionics Environmental Permit will or may be revoked, suspended, canceled or not renewed. All appropriate action in connection with the renewal or extension of any Visionics Environmental Permit has been taken.

                  (d) No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Visionics' knowledge, threatened concerning any Visionics Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Visionics or any of the Visionics Subsidiaries. Visionics does not have knowledge of any fact or circumstance which could involve Visionics or any of the Visionics Subsidiaries in any environmental litigation reasonably expected to have a Visionics Material Adverse Effect. Visionics and the Visionics Subsidiaries have not received notice, nor to Visionics' knowledge is there a threatened notice, that Visionics or the Visionics Subsidiaries are responsible, or potentially responsible, for the investigation, remediation, clean-up, or similar action at property presently or formerly used by Visionics or any of the Visionics Subsidiaries for recycling, disposal, or handling of waste.

         3.21 OFFICER'S CERTIFICATE AS TO TAX MATTERS. Visionics knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Maslon Edelman Borman & Brand, LLP prior to (i) the filing of Registration Statement (as hereinafter defined) and (ii) the Closing an Officer's Certificate in form sufficient to enable each such counsel to render the opinions required by Section 6.6.

         3.22 AFFILIATES. Visionics has delivered to Identix in accordance with
Section 5.9 a list identifying all persons who to Visionics' knowledge may be deemed to be "affiliates" of Visionics for purposes of Rule 145 under the Securities Act ("AFFILIATES").

         3.23 FINDERS OR BROKERS. Except for Morgan Keegan & Company, Inc., whose fees are listed on Schedule 3.23, neither Visionics nor any of the Visionics Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.


                                    99.1-24

         3.24 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Visionics for inclusion or incorporation by reference in the Registration Statement on Form S-4 registering the Identix Common Stock to be issued in the Merger (the "REGISTRATION STATEMENT") as it relates to Visionics, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Visionics for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Visionics and stockholders of Identix in connection with the Visionics Special Meeting and in connection with the Identix Special Meeting (such joint proxy statement/prospectus, as amended and supplemented, is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS"), at the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Visionics Special Meeting or the Identix Special Meeting and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Visionics or any of the Visionics Subsidiaries shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Visionics and the stockholders of Identix.

         3.25 TITLE TO PROPERTY. Visionics and the Visionics Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Visionics Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt reflected on the Visionics Balance Sheet, (iv) liens recorded pursuant to any Environmental Law or (v) liens which would not, individually or in the aggregate, have a Visionics Material Adverse Effect. Schedule 3.25 of the Visionics Disclosure Statement identifies each parcel of real property owned or leased by Visionics or any of the Visionics Subsidiaries.

         3.26 NO EXISTING DISCUSSIONS. As of the date hereof, neither Visionics nor any of its representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal (as defined in Section 5.2(a)).


                                    99.1-25

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF IDENTIX AND MERGER SUB

         Identix and Merger Sub make to Visionics the representations and warranties contained in this Article IV, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Identix to Visionics at least forty-eight hours prior to the execution of this Agreement (the "IDENTIX DISCLOSURE STATEMENT"). The Identix Disclosure Statement shall be arranged in schedules corresponding to the numbered and lettered Sections of this Article IV, and the disclosure in any schedule of the Identix Disclosure Statement shall qualify only the corresponding Section of this
Article IV.

         4.1 ORGANIZATION, ETC.

                  (a) Each of Identix, its Subsidiaries listed on Schedule 4.1(b) of the Identix Disclosure Statement (the "IDENTIX SUBSIDIARIES"), and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualification would not, individually or in the aggregate, have an Identix Material Adverse Effect. Identix and each Identix Subsidiary are duly qualified as a foreign Person to do business, and are each in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually and in the aggregate, have an Identix Material Adverse Effect. None of Identix nor any Identix Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or any other charter document.

         For the purposes of this Agreement, "IDENTIX MATERIAL ADVERSE EFFECT" means any state of facts, change, event or effect that has had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operations or assets and liabilities, taken as a whole, of Identix, including the Identix Subsidiaries, or (ii) the ability of Identix to consummate the Merger or any of the transactions contemplated by the Agreement or to perform any of its obligations under the Agreement before the Effective Time. Notwithstanding the foregoing, with respect to item (i) above, none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, an Identix Material Adverse Effect: (A) any adverse change, event or effect arising from or relating to general business or economic conditions; (B) any adverse change, event or effect relating to or affecting the security industry generally; and (C) any adverse change, event or effect arising from or relating to the announcement or pendency of the Merger.


                                    99.1-26

                  (b) Neither Identix, the Identix Subsidiaries or Merger Sub is in violation of any provision of its certificate of incorporation, bylaws or other charter documents. Schedule 4.1(b) of the Identix Disclosure Statement sets forth (i) the full name of each Identix Subsidiary and any other entity in which Identix has a significant equity interest, its capitalization and the ownership interest of Identix and each other Person (if any) therein, (ii) the jurisdiction in which each such Identix Subsidiary is organized, (iii) each jurisdiction in which Identix and each of the Identix Subsidiaries is qualified to do business as a foreign Person, and (iv) the names of the current directors and officers of Identix and of each Identix Subsidiary. Identix has made available to Visionics accurate and complete copies of the certificate of incorporation, bylaws and any other charter documents, as currently in effect, of Identix and each of the Identix Subsidiaries.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Identix and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of the Agreement, and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the board of directors of each of Identix and Merger Sub and no other corporate proceedings on the part of either Identix or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of (i) the issuance of shares of Identix Common Stock by virtue of the Merger; (ii) the amendment of Identix' Certificate of Incorporation to increase its authorized share capital; and (iii) approval of a new Identix Equity Incentive Plan at the Identix Special Meeting or any adjournment or postponement thereof in accordance with Delaware Law). The Agreement has been duly and validly executed and delivered by each of Identix and Merger Sub and, assuming due authorization, execution and delivery by Visionics, constitutes a valid and binding agreement of each of Identix and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         4.3 NO VIOLATIONS, ETC. No filing with or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary on the part of either Identix or Merger Sub for the consummation by Identix or Merger Sub of the Merger or the other transactions contemplated hereby, except (i) the filing of the Certificate of Merger as required by Delaware Law, (ii) the filing with the SEC and the effectiveness of the Registration Statement, (iii) the applicable requirements of the Exchange Act, state securities or "blue sky" laws, state takeover laws and the listing requirements of Nasdaq, (iv) any filings required under and in compliance with the HSR Act, (v) where the failure to make such filing or notification or to obtain such permit, authorization, consent or approval would not prevent or materially delay the Merger, or otherwise prevent or materially delay Visionics from performing its obligations under this Agreement or individually or in the


                                    99.1-27
aggregate, have an Identix Material Adverse Effect. Neither the execution and delivery of the Agreement, nor the consummation of the Merger or the other transactions contemplated hereby, nor compliance by Identix and Merger Sub with all of the provisions hereof and thereof will, subject to obtaining the approval of the issuance of Identix Common Stock in the Merger by the holders of a majority of the shares of Identix Common Stock represented in person or by proxy at the Identix Special Meeting or any adjournment thereof in accordance with Delaware Law, (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other charter documents of Identix or any Identix Subsidiary, (ii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Identix or any Identix Subsidiary, or by which any of their properties or assets may be bound, or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Identix or any Identix Subsidiary is a party or by which any of them or any of their properties or assets may be bound. Schedule 4.3 of the Identix Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby under any of Identix' or any of the Identix Subsidiaries' notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations the failure to obtain which would have an Identix Material Adverse Effect.

         4.4 BOARD RECOMMENDATION. The board of directors of Identix has, at a meeting of such board duly held on February 22, 2002, (i) approved and adopted this Agreement, (ii) determined that this Agreement is fair to and in the best interests of the stockholders of Identix, (iii) resolved to recommend issuance of the shares in the Merger pursuant to this Agreement to the stockholders of Identix, and (iv) resolved that Identix take all action necessary to exempt the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby from the provisions of all applicable state antitakeover statutes or regulations including but not limited to Section 203 of Delaware Law.

         4.5 FAIRNESS OPINION. Identix has received the opinion of Lehman Brothers dated the date of the approval of this Agreement by the board of directors of Identix to the effect that the Exchange Ratio is fair to Identix' stockholders from a financial point of view, and has provided a copy of such opinion to Identix.

         4.6 CAPITALIZATION.

                  (a) The authorized capital stock of Identix consists of 100,000,000 shares of Identix Common Stock and 2,000,000 shares of Preferred Stock, $0.01 par value ("IDENTIX PREFERRED STOCK"). As of February 21, 2002, there were (i) 44,810,395 shares of Identix Common Stock outstanding, (ii) 234,558 shares of Identix Preferred Stock, designated as Series A Identix


                                    99.1-28

Preferred Stock, outstanding, and (iii) no treasury shares. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, $0.01 par value. As of February 22, 2002, there were (i) 100 shares of Merger Sub Common Stock outstanding, and (ii) no treasury shares. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

                  (b) Except for the stock options of Identix outstanding immediately prior to the Effective Time under the Identix Stock Plans (as defined below) (the "IDENTIX OPTIONS"), there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Identix to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Identix, or obligating Identix to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. For purposes of this Agreement, "IDENTIX STOCK PLANS" means the 1992 Incentive Stock Option Plan, the Equity Incentive Plan, the Non-Employee Directors Stock Option Plan, the New Employee Stock Incentive Plan and the Employee Stock Purchase Plan. To the knowledge of Identix, except for the Identix Voting Agreements, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Identix. For purposes of this Agreement, "TO THE KNOWLEDGE OF IDENTIX," or words of similar import, shall mean the actual knowledge of the persons set forth on Schedule 4.6(b) of the Identix Disclosure Statement.

                  (c) True and complete copies of each Identix Stock Plan, and of the forms of all agreements and instruments relating to or issued under each thereof, have been made available to Visionics. Such agreements, instruments, and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

                  (d) Schedule 4.6(d) of the Identix Disclosure Statement sets forth the following information with respect to each Identix Option: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each Identix Option was granted in accordance with the terms of the Identix Stock Plan applicable thereto. Consummation of the Merger will not accelerate vesting of any Identix Option.

         4.7 SEC FILINGS. Identix has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 1999 are referred to herein as the "IDENTIX SEC REPORTS"). All of the Identix SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act and


                                    99.1-29
the Exchange Act. Accurate and complete copies of the Identix SEC reports have been made available to Visionics. As of their respective dates the Identix SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Identix has been advised by each of its officers and directors that each such person and such persons' affiliates have complied with all filing requirements under Section 13 and Section 16(a) of the Exchange Act.

         4.8 COMPLIANCE WITH LAWS. Neither Identix nor any Identix Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including, without limitation, relating to the export or import of goods or technology) of any foreign, federal, state or local government or any other governmental department or agency, except where any such violations or failures to comply would not, individually or in the aggregate, have an Identix Material Adverse Effect. Identix, the Identix Subsidiaries and Merger Sub have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted and as proposed to be conducted, except for those the absence of which would not, individually or in the aggregate, have an Identix Material Adverse Effect.

         4.9 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Identix SEC Reports (the "IDENTIX FINANCIAL STATEMENTS"), (x) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of Identix and the Identix Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Identix, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Identix contained in Identix' Form 10-Q for the quarter ended December 31, 2001 is hereinafter referred to as the "IDENTIX BALANCE SHEET."

         4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Identix, nor any of the Identix Subsidiaries or the entities listed on Schedule 4.1(b) has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Identix Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practice, which, individually or in the aggregate, are not or would not be reasonably likely to have, an Identix Material Adverse Effect, and (iii) liabilities under this Agreement.


                                    99.1-30

         4.11 ABSENCE OF CHANGES OR EVENTS. Except as contemplated by this Agreement, since December 31, 2001 no Identix Material Adverse Effect has occurred and, in addition, Identix, the Identix Subsidiaries and the entities listed on Schedule 4.1(b) have not, directly or indirectly:

                  (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of Identix or any of the Identix Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Identix or a wholly-owned Subsidiary of Identix);

                  (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Identix or the Identix Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Identix or the Identix Subsidiaries, other than pursuant to and in accordance with the Identix Stock Plans;

                  (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation exceeding $100,000 in the aggregate, (iii) entered into any oral or written material agreement or any material commitment or transaction or incurred any liabilities material to Identix and the Identix Subsidiaries taken as a whole, or involving in excess of $250,000;

                  (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Identix Financial Statements;

                  (e) revalued any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the Identix Balance Sheet;

                  (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate exceed $250,000;

                  (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person other than in the ordinary course of business and consistent with past practice; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person;
(iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement; or (v) repriced any Identix Options;


                                    99.1-31

                  (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties (including intangibles, real, personal or mixed);

                  (i) amended its certificate of incorporation, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Identix and the Identix Subsidiaries in such calendar month resulted in such capital expenditures exceeding $250,000 in the aggregate;

                  (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

                  (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills;

                  (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

         4.12 CAPITAL STOCK OF SUBSIDIARIES. Identix is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Identix Subsidiaries. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Identix free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Identix or any of the Identix Subsidiaries to issue, transfer or sell any shares of capital stock of any Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. Identix does not directly or indirectly own any interest in any Person except the Identix Subsidiaries.


                                    99.1-32

         4.13 LITIGATION.

                  (a) There is no Action pending or, to the knowledge of Identix, any private or governmental investigation, or any of the foregoing threatened against Identix, any of the Identix Subsidiaries, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, or governmental or regulatory authority or body, or arbitration tribunal, except for those Actions which, individually or in the aggregate, would not have an Identix Material Adverse Effect. There is no Action pending or, to the knowledge of Identix, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay the transactions anticipated by this Agreement.

                  (b) There is no outstanding judgment, order, writ, injunction or decree of any court, governmental or regulatory authority, body, or agency or arbitration tribunal in a proceeding to which Identix, any Subsidiary of Identix, or any of their assets is or was a party, or by which Identix, any Identix Subsidiary, or any of their assets is bound.

         4.14 INSURANCE. Schedule 4.14 of the Identix Disclosure Statement lists all insurance policies (including without limitation workers' compensation insurance policies) covering the business, properties or assets of Identix and the Identix Subsidiaries, the premiums and coverages of such policies, and all claims in excess of $50,000 made against any such policies since January 1, 1999. All such policies are in effect, and true and complete copies of all such policies have been made available to Visionics. Identix has not received notice of the cancellation or threat of cancellation of any of such policy.

         4.15 CONTRACTS AND COMMITMENTS.

                  (a) Except as filed as an exhibit to Identix' SEC Reports, neither Identix, the Identix Subsidiaries, or the entities listed on Schedule 3.1(b) is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

                           (i) agreements or arrangements that contain severance
pay, understandings with respect to tax arrangements, understandings with respect to expatriate benefits, or post-employment liabilities or obligations;

                           (ii) agreements or plans under which benefits will be
increased or accelerated by the occurrence of any of the transactions contemplated by this Agreement, or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by this Agreement;


                                    99.1-33

                           (iii) agreements, contracts or commitments currently
in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (iv) agreements, contracts or commitments for the
purchase of materials, supplies or equipment which provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment, or which are with sole or single source suppliers;

                           (v) guarantees or other agreements, contracts or
commitments under which Identix or any of the Identix Subsidiaries is absolutely or contingently liable for (A) the performance of any other person, firm or corporation (other than Identix or the Identix Subsidiaries), or (B) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation (other than Identix or the Identix Subsidiaries);

                           (vi) powers of attorney authorizing the incurrence of
a material obligation on the part of Identix or the Identix Subsidiaries;

                           (vii) agreements, contracts or commitments which
limit or restrict (A) where Identix or any of the Identix Subsidiaries may conduct business, (B) the type or lines of business (current or future) in which they may engage, or (C) any acquisition of assets or stock (tangible or intangible) by Identix or any of the Identix Subsidiaries;

                           (viii) agreements, contracts or commitments
containing any agreement with respect to a change of control of Identix or any of the Identix Subsidiaries;

                           (ix) agreements, contracts or commitments for the
borrowing or lending of money, or the availability of credit (except credit extended by Identix or any of the Identix Subsidiaries to customers in the ordinary course of business and consistent with past practice);

                           (x) any hedging, option, derivative or other similar
transaction and any foreign exchange position or contract for the exchange of currency.

                  (b) Neither Identix nor any of the Identix Subsidiaries, nor to Identix' knowledge any other party to an Identix Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause such a breach, violation or default under), any material agreement, contract or commitment to which Identix or any of the Identix Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (any such agreement, contract or commitment, an "IDENTIX CONTRACT"), other than any breaches, violations or defaults which individually or in the aggregate would not have an Identix Material Adverse Effect.


                                    99.1-34

                  (c) Each Identix Contract is a valid, binding and enforceable obligation of Identix and to Identix' knowledge, of the other party or parties thereto, in accordance with its terms, and in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not have an Identix Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights governing or by general principles of equity.

                  (d) An accurate and complete copy of each Identix Contract has been made available to Visionics.

         4.16 LABOR MATTERS; EMPLOYMENT AND LABOR CONTRACTS.

                  (a) None of Identix or any of the Identix Subsidiaries is a party to any union contract or other collective bargaining agreement, nor to the knowledge of Identix or any of the Identix Subsidiaries are there any activities or proceedings of any labor union to organize any of its employees. Each of Identix and the Identix Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices and (ii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have an Identix Material Adverse Effect.

         There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against Identix or any of the Identix Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Identix or any of the Identix Subsidiaries who are not currently organized. Neither Identix nor any of the Identix Subsidiaries has any obligations under COBRA, with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, an Identix Material Adverse Effect. There are no controversies pending or, to the knowledge of Identix or any of the Identix Subsidiaries, threatened, between Identix or any of the Identix Subsidiaries and any of their respective employees, which controversies would have, individually or in the aggregate, an Identix Material Adverse Effect.

         4.17 INTELLECTUAL PROPERTY RIGHTS.

                  (a) Identix and the Identix Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to herein as the "IDENTIX IP RIGHTS"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold or under development by Identix or the Identix Subsidiaries.


                                    99.1-35

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Identix IP Rights, will not (i) cause the modification of any material term of any license or agreement relating to any Identix IP Rights including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (ii) cause the forfeiture or termination of any Identix IP Rights, (iii) give rise to a right of forfeiture or termination of any Identix IP Rights or (iv) materially impair the right of Identix to use, sell or license any Identix IP Rights or portion thereof.

                  (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Identix or any of the Identix Subsidiaries (i) violates in any material respect any license or agreement between Identix or any of the Identix Subsidiaries and any third party or (ii) infringes in any material respect any patents or other intellectual property rights of any other party; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Identix IP Rights, or asserting that any Identix IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Identix products, conflicts or will conflict with the rights of any other party.

                  (d) Schedule 4.17(d) of the Identix Disclosure Statement lists all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by Identix or any of the Identix Subsidiaries and true and complete copies of such materials have been made available to Visionics.

                  (e) Identix has provided to Visionics a true and complete copy of its standard form of employee confidentiality agreement and taken all commercially reasonably necessary steps to ensure that all employees have executed such an agreement. All consultants or third parties with access to proprietary information of Identix have executed appropriate non-disclosure agreements which adequately protect the Identix IP Rights.

                  (f) To Identix' knowledge, Identix' and the Identix Subsidiaries' source codes and trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which have caused, or with the passage of time could cause, the loss of copyright or trade secret status.

                  (g) Neither Identix nor any of the Identix Subsidiaries has knowledge that any of its employees or consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of Identix and the Identix Subsidiaries or that would conflict with the business of Identix as presently conducted or proposed to be


                                    99.1-36
conducted. Neither Identix nor any of the Identix Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of Identix or any of the Identix Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. All current employees and consultants and, to the knowledge of Identix, all former employees and consultants, of any of Identix or any of the Identix Subsidiaries have signed valid and enforceable written assignments to Identix or the Identix Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of Identix, and Identix and the Identix Subsidiaries possess signed copies of all such written assignments by such employees and consultants. With respect to assignments of patents or application for patents, Identix and the Identix Subsidiaries possess signed copies of assignments from the inventors of the intellectual property covered by the patents and applications.

         4.18 TAXES.

                  (a) Identix and each of the Identix Subsidiaries have filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct, and complete except with respect to immaterial items. Identix and each of the Identix Subsidiaries have paid (or Identix has paid on behalf of each of the Identix Subsidiaries) all Taxes due and payable as shown on such Tax Returns. True and correct copies of all Tax Returns filed by Identix and the Identix Subsidiaries for the period beginning July 1, 1997 through the Closing have been provided to Visionics. The most recent financial statements contained in the Identix SEC Reports reflect an adequate reserve (which reserves were established in accordance with GAAP) for the payment of all Taxes of Identix and the Identix Subsidiaries, accrued through the date of such financial statements. No deficiencies for any Taxes have been proposed, asserted or assessed against Identix or any of the Identix Subsidiaries, other than deficiencies that are reflected by reserves maintained in accordance with GAAP and are being contested in good faith and by appropriate procedures.

                  (b) None of Identix and the Identix Subsidiaries has filed any consent agreement under Section 341(f) of the Code.

                  (c) None of Identix and the Identix Subsidiaries (i) has received any notice that it is being audited by any taxing authority; (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) has granted to any person a power of attorney with respect to Taxes, which power of attorney will be in effect as of or following the Closing; (iv) has received an inquiry regarding the filing of Tax Returns from a jurisdiction where it is not presently filing Tax Returns; or (v) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.


                                    99.1-37

                  (d) None of Identix and the Identix Subsidiaries has assumed liability for the Taxes of another Person under any contract, agreement or arrangement.

                  (e) There is no lien for Taxes on any of the assets of Identix or any of the Identix Subsidiaries, except for inchoate liens for Taxes not yet due and payable.

                  (f) There is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of Identix or any Identix Subsidiary that, considered individually or collectively with any other such agreement, plan, arrangement, or contract, will, or could reasonably be expected to, give rise to the payment of any amount that would not be deductible under Section 280G or 162(m) of the Code (or any comparable provision of state or local law).

                  (g) Identix and each of the Identix Subsidiaries have properly withheld on all amounts paid to consultants or employees, or to persons located outside the United States.

                  (h) Identix has not been a party to a transaction intended to qualify under Section 355 of the Code (whether as distributing or distributed company) within the last five years.

                  (i) Identix does not have knowledge of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         4.19 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Schedule 4.19(a) of the Identix Disclosure Statement lists all Pension Plans, Welfare Plans, or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Identix or any of the Identix Subsidiaries or any of their Identix ERISA Affiliates (as hereinafter defined) or to which Identix or any of the Identix Subsidiaries or any of their Identix ERISA Affiliates is obligated to make payments or otherwise may have any liability (collectively, the "IDENTIX EMPLOYEE BENEFIT PLANS") with respect to employees or former employees of Identix, the Identix Subsidiaries, or any of their Identix ERISA Affiliates. For purposes of this Agreement, "IDENTIX ERISA AFFILIATE" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including without limitation Identix or any of the Identix Subsidiaries.


                                    99.1-38

                  (b) Identix and each of the Identix Subsidiaries, and each of the Identix Employee Benefit Plans, are in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except where the failure to comply would not, individually or in the aggregate, have an Identix Material Adverse Effect.

                  (c) All contributions to, and payments from, the Pension Plans which are required to have been made in accordance with the Pension Plans have been timely made, except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, reasonably be expected to have an Identix Material Adverse Effect.

                  (d) To the knowledge of Identix, all of Identix' Pension Plans and Identix' Subsidiaries' Pension Plans intended to qualify under Section 401 of the Code so qualify, and no event has occurred and no condition exists with respect to the form or operation of such Pension Plans which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code, except for such operational failures as would not, individually or in the aggregate, have an Identix Material Adverse Effect.

                  (e) To the knowledge of Identix, there are no (i) investigations pending by any governmental entity involving the Identix Employee Benefit Plans, nor (ii) pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Identix Employee Benefit Plans, against the assets of any of the trusts under any Identix Employee Benefit Plans or against any fiduciary of any Identix Employee Benefit Plans with respect to the operation of such plan or asserting any rights or claims to benefits under any Identix Employee Benefit Plans or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have an Identix Material Adverse Effect. To the knowledge of Identix, there are no facts which would give rise to any liability under this Section 4.19(e) except for those which would not, individually or in the aggregate, reasonably be expected to have an Identix Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

                  (f) None of Identix, any of the Identix Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, reasonably be expected to have an Identix Material Adverse Effect.

                  (g) None of Identix, any of the Identix Subsidiaries, nor any of their Identix ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA.


                                    99.1-39

                  (h) Neither Identix nor any Subsidiary of Identix nor any Identix ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

                  (i) Neither Identix, any of the Identix Subsidiaries nor any of their Identix ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

                  (j) With respect to each of the Identix Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Visionics: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Identix Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

                  (k) None of the Welfare Plans maintained by Identix or any of the Identix Subsidiaries provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. Identix and each of the Identix Subsidiaries which maintain a "group health plan" within the meaning of
Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have an Identix Material Adverse Effect.

                  (l) No liability under any Pension Benefit Plan or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Identix or any of the Identix Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

                  (m) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Identix or any of the Identix Subsidiaries.

         Schedule 4.19(n) of the Identix Disclosure Statement lists each Foreign Plan (as hereinafter defined). For purposes hereof, the term "IDENTIX FOREIGN PLAN" shall mean any material plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Identix or any Subsidiary with respect to employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.


                                    99.1-40

         4.20 ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Identix, except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have an Identix Material Adverse Effect, no underground storage tanks and no amount of any Hazardous Materials are present, as a result of the actions of Identix or any of the Identix Subsidiaries or, to Identix' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Identix or any of the Identix Subsidiaries has at any time owned, operated, occupied or leased.

                  (b) Except for such cases that, individually or in the aggregate, have not and would not reasonably be expected to have an Identix Material Adverse Effect, neither Identix nor any of the Identix Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Identix or any of the Identix Subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Government Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Identix and the Identix Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "IDENTIX ENVIRONMENTAL PERMITS") necessary for the conduct of Identix' and the Identix Subsidiaries' Hazardous Material Activities and other businesses of Identix and the Identix Subsidiaries as such activities and businesses are currently being conducted. To the knowledge of Identix, there are no facts or circumstances indicating that any Identix Environmental Permit will or may be revoked, suspended, canceled or not renewed. All appropriate action in connection with the renewal or extension of any Identix Environmental Permit has been taken.

                  (d) No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Identix' knowledge, threatened concerning any Identix Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Identix or any of the Identix Subsidiaries. Identix does not have knowledge of any fact or circumstance which could involve Identix or any of the Identix Subsidiaries in any environmental litigation reasonably expected to have an Identix Material Adverse Effect. Identix and the Identix Subsidiaries have not received notice, nor to Identix' knowledge is there a threatened notice, that Identix or the Identix Subsidiaries are responsible, or potentially responsible, for the investigation, remediation, clean-up, or similar action at property presently or formerly used by Identix or any of the Identix Subsidiaries for recycling, disposal, or handling of waste.


                                    99.1-41

         4.21 OFFICER'S CERTIFICATE AS TO TAX MATTERS. Identix knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Maslon Edelman Borman & Brand, LLP prior to (i) the filing of Registration Statement and (ii) the Closing an Officer's Certificate in form sufficient to enable each such counsel to render the opinions required by Section 6.6.

         4.22 FINDERS OR BROKERS. Except for Lehman Brothers, whose fees are listed on Schedule 4.22, neither Identix nor any of the Identix Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

         4.23 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The information supplied by Identix for inclusion or incorporation by reference in the Registration Statement as it relates to Identix, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Identix for inclusion in the Joint Proxy Statement/Prospectus to be sent to the stockholders of Visionics and stockholders of Identix in connection with the Visionics Special Meeting and in connection with the Identix Special Meeting, at the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Visionics Special Meeting or the Identix Special Meeting and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Identix or any of the Identix Subsidiaries shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Visionics and the stockholders of Identix.

         4.24 TITLE TO PROPERTY. Identix and the Identix Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Identix Balance Sheet or acquired after December 31, 2001, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt reflected on the Identix Balance Sheet, (iv) liens recorded pursuant to any Environmental Law or (v) liens which would not, individually or in the aggregate, have an Identix Material Adverse Effect. Schedule 4.24 of the Identix Disclosure Statement identifies each parcel of real property owned or leased by Visionics or any of the Identix Subsidiaries.


                                    99.1-42

         4.25 NO EXISTING DISCUSSIONS. As of the date hereof, neither Identix nor any of its representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal (as defined in Section 5.2(a)).

                                    ARTICLE V

                                    COVENANTS

         5.1 CONDUCT OF BUSINESS DURING INTERIM PERIOD. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, each of Visionics and the Visionics Subsidiaries and Identix and the Identix Subsidiaries, except as contemplated or required by this Agreement or as expressly consented to in writing by the other party, will (i) conduct its respective operations according to its ordinary and usual course of business and consistent with past practices, (ii) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, and (iii) not take any action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this Agreement or Effective Time neither Visionics nor Identix will, and neither Visionics nor Identix will permit its respective Subsidiaries, without the prior written consent of the other party, directly or indirectly, do any of the following:

                  (a) enter into, violate, extend, amend or otherwise modify or waive any of the material terms of (i) any joint venture, license, or agreement relating to the joint development or transfer of technology or Visionics IP Rights or Identix IP Rights or (ii) except in the ordinary course of business and consistent with past practice, any other agreements, commitments or contracts.

                  (b) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (c) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

                  (d) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;


                                    99.1-43

                  (e) repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

                  (f) cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

                  (g) sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Identix or Visionics, as the case may be, except in the ordinary course of business consistent with past practice;

                  (h) incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Identix or Visionics, as the case may be, or guarantee any debt securities of others;

                  (i) adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

                  (j) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

                  (k) split, combine or reclassify any shares of its capital stock;

                  (l) except as permitted by Section 5.4(e) of this Agreement authorize, solicit, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, any material change in capitalization, or any partnership, association, joint venture, joint development, technology transfer, or other material business alliance;

                  (m) fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to the other party;


                                    99.1-44

                  (n) maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

                  (o) enter into any hedging, option, derivative or other similar transaction or any foreign exchange position or contract for the exchange of currency other than in the ordinary course of business and consistent with past practice;

                  (p) institute any change in its accounting methods, principles or practices other than as required by GAAP, or the rules and regulations promulgated by the SEC, or revalue any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (q) in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable law;

                  (r) suspend, terminate or otherwise discontinue any planned or ongoing material research and development activities, programs or other such activities other than in the ordinary course of business and consistent with past practice;

                  (s) issue any capital stock or other options, warrants or other rights to purchase or acquire capital stock, except for the customary grant of stock options in accordance with past practice; or

                  (t) take or agree to take any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         5.2 NO SOLICITATION.

                  (a) Restrictions on Visionics.

         From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Visionics and the Visionics Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined),
(ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any


                                    99.1-45
letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined); provided however, that this Section 5.2(a) shall not prohibit Visionics from furnishing nonpublic information to, or entering into discussions or negotiations with, any Person that has made an unsolicited Acquisition Proposal (a "POTENTIAL ACQUIROR") (that is not withdrawn) if (A) neither Visionics nor the Visionics Subsidiaries nor any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them shall have breached or taken any action inconsistent with any of the provisions set forth in this
Section 5.2(a), (B) Visionics' board of directors is advised by its financial advisor that the Potential Acquiror submitting such Acquisition Proposal has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the board determines in good faith (x) after consultation with its financial advisor, that such Acquisition Proposal is or is reasonably likely to result in a Visionics Superior Offer (as hereafter defined), and (y) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would be inconsistent with the board's fiduciary duties under applicable law; (C) at least three business days prior to furnishing any such nonpublic information to, or entering into discussions with a Potential Acquiror, Visionics gives Identix written notice of the identity of such Potential Acquiror and of Visionics' intention to furnish nonpublic information to, or enter into discussions with, such Potential Acquiror; (D) Visionics receives from such Potential Acquiror an executed confidentiality, standstill and nonsolicitation agreement containing provisions at least as favorable to Visionics as the confidentiality, standstill and nonsolicitation provisions of the Confidentiality Agreement (as defined in Section 5.3); and (E) at least three business days prior to furnishing any such nonpublic information to such Potential Acquiror, Visionics furnishes such nonpublic information to Identix (to the extent such nonpublic information has not been previously furnished by Visionics to Identix).

         For purposes of this Agreement, "ACQUISITION PROPOSAL" with respect to an entity shall mean any offer or proposal (other than an offer or proposal by the other party) relating to any Acquisition Transaction. For purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving: (A) any purchase from the entity or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the entity or of any Subsidiary or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the entity or of any Subsidiary or any merger, consolidation, business combination or similar transaction involving the entity;
(B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the entity; or (C) any liquidation or dissolution of the entity.

         In addition to the obligations of Visionics set forth in this Section 5.2(a), Visionics shall promptly (and in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that Visionics reasonably believes could lead to an Acquisition Proposal) advise Identix orally and in writing of any Acquisition Proposal or any request for nonpublic information or inquiry which Visionics reasonably believes would lead to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such Acquisition Proposal,


                                    99.1-46
request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. Visionics will keep Identix informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry made after the date hereof.

                  (b) Restrictions on Identix.

         From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Identix and the Identix Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided however, that this Section 5.2(b) shall not prohibit Identix from furnishing nonpublic information to, or entering into discussions or negotiations with a Potential Acquiror (that is not withdrawn) if: (A) neither Identix, nor the Identix Subsidiaries nor any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 5.2(b); (B) Identix' board of directors is advised by its financial advisor that the Potential Acquiror submitting such Acquisition Proposal has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the board determines in good faith (x) after consultation with its financial advisor, that such Acquisition Proposal is or is reasonably likely to result in an Identix Superior Offer (as hereafter defined), and (y) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would be inconsistent with the board's fiduciary duties under applicable law; (C) at least three business days prior to furnishing any such nonpublic information to, or entering into discussions with a Potential Acquiror, Identix gives Visionics written notice of the identity of such Potential Acquiror and of Identix' intention to furnish nonpublic information to, or enter into discussions with, such Potential Acquiror; (D) Identix receives from such Potential Acquiror an executed confidentiality, standstill and nonsolicitation agreement containing provisions at least as favorable to Identix as the confidentiality, standstill and nonsolicitation provisions of the Confidentiality Agreement (as defined in Section 5.3); and (E) at least three business days prior to furnishing any such nonpublic information to such Potential Acquiror, Identix furnishes such nonpublic information to Visionics (to the extent such nonpublic information has not been previously furnished by Identix to Visionics).

         In addition to the obligations of Identix set forth in this Section 5.2(b), Identix shall promptly (and in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that Identix reasonably believes could lead to an Acquisition Proposal) advise Visionics orally and in writing of any Acquisition Proposal or any


                                    99.1-47
request for nonpublic information or inquiry which Identix reasonably believes would lead to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry. Identix will keep Visionics informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry made after the date hereof.

         5.3 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, each of Visionics and Identix will afford to the other and their authorized representatives (including counsel, financial advisors, consultants, accountants, auditors and agents) reasonable access during normal business hours and upon reasonable notice to all of its facilities, personnel and operations and to all of its and its Subsidiaries books and records, will permit the other and its authorized representatives to conduct inspections as they may reasonably request and will instruct its officers and those of its Subsidiaries to furnish such persons with such financial and operating data and other information with respect to its business and properties as they may from time to time reasonably request, subject to the restrictions set forth in the Confidentiality Agreement, dated as of January 18, 2002 and amended as of January 29, 2002 between Identix and Visionics (the "CONFIDENTIALITY AGREEMENT").

         5.4 SPECIAL MEETING; REGISTRATION STATEMENT; BOARD RECOMMENDATIONS.

                  (a) Promptly after the date hereof, Visionics will take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of Visionics' stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "VISIONICS SPECIAL MEETING") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(e), Visionics will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Visionics may adjourn or postpone the Visionics Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Visionics' stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Visionics Special Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Visionics Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Visionics Special Meeting. Visionics shall ensure that the Visionics Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Visionics in connection with the Visionics Special Meeting are solicited in compliance with the Delaware Law and the Exchange Act, Visionics' certificate of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements.


                                    99.1-48

                  (b) Promptly after the date hereof, Identix will take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of Identix' stockholders to consider the issuance of Identix Common Stock in the Merger (the "IDENTIX SPECIAL MEETING") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(f), Identix will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of Identix Common Stock in the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Identix may adjourn or postpone the Identix Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Identix' stockholders in advance of a vote on the issuance of Identix Common Stock in the Merger and this Agreement or, if as of the time for which the Identix Special Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Identix Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Identix Special Meeting. Identix shall ensure that the Identix Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Identix in connection with the Identix Special Meeting are solicited in compliance with the Delaware Law and the Exchange Act, Identix' certificate of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements.

                  (c) Subject to Section 5.4(e): (i) the board of directors of Visionics shall recommend that Visionics' stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Visionics Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Visionics has recommended that Visionics' stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Visionics Special Meeting; and (iii) neither the board of directors of Visionics nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Identix, the recommendation of the board of directors of Visionics that Visionics' stockholders vote in favor of and adopt and approve this Agreement and the Merger.

                  (d) Subject to Section 5.4(f): (i) the board of directors of Identix shall recommend that Identix' stockholders vote in favor of the issuance of Identix Common Stock in the Merger at the Identix Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Identix has recommended that Identix' stockholders vote in favor of the issuance of Identix Common Stock in the Merger at the Identix Special Meeting; and (iii) neither the board of directors of Identix nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Visionics, the recommendation of the board of directors of Identix that Identix' stockholders vote in favor of the issuance of Identix Common Stock in the Merger.


                                    99.1-49

                  (e) Nothing in this Agreement shall prevent the board of directors of Visionics from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Visionics Superior Offer is made to Visionics and is not withdrawn, (ii) Visionics shall have provided written notice to Identix (a "VISIONICS NOTICE OF SUPERIOR OFFER") advising Identix that Visionics has received a Visionics Superior Offer, specifying the material terms and conditions of such Visionics Superior Offer and identifying the person or entity making such Superior Offer, (iii) Identix shall not have, within three
(3) business days of Identix' receipt of the Visionics Notice of Superior Offer, made an offer that Visionics board of directors by a majority vote determines in its good faith judgment (after consultation with its financial advisor) to be at least as favorable to Visionics' stockholders as such Visionics Superior Offer (it being agreed that the Visionics board of directors shall convene a meeting to consider any such offer by Identix promptly following the receipt thereof). Visionics shall provide Identix with at least three (3) business days prior notice (or such lesser prior notice as provided to the members of Visionics' board of directors but in no event less than twenty-four (24) hours) of any meeting of Visionics' board of directors at which Visionics' board of directors is reasonably expected to consider any Acquisition Transaction. For purposes of this Agreement "VISIONICS SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Visionics pursuant to which the stockholders of Visionics immediately preceding such transaction hold less than a majority of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Visionics), directly or indirectly, of ownership of 51% of the then outstanding shares of capital stock of Visionics, on terms that the board of directors of Visionics determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to its stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Visionics Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Visionics' board of directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

                  (f) Nothing in this Agreement shall prevent the board of directors of Identix from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) an Identix Superior Offer is made to Identix and is not withdrawn, (ii) Identix shall have provided written notice to Visionics (an "IDENTIX NOTICE OF SUPERIOR OFFER") advising Visionics that Identix has received an Identix Superior Offer, specifying the material terms and conditions of such Identix Superior Offer and identifying the person or


                                    99.1-50
entity making such Identix Superior Offer, (iii) Visionics shall not have, within three (3) business days of Visionics' receipt of the Identix Notice of Superior Offer, made an offer that the Identix board of directors by a majority vote determines in its good faith judgment (after consultation with its financial advisor) to be at least as favorable to Identix' stockholders as such Identix Superior Offer (it being agreed that Identix board of directors shall convene a meeting to consider any such offer by Visionics promptly following the receipt thereof). Identix shall provide Visionics with at least three (3) business days prior notice (or such lesser prior notice as provided to the members of Identix' board of directors but in no event less than twenty-four
(24) hours) of any meeting of Identix' board of directors at which Identix' board of directors is reasonably expected to consider any Acquisition Transaction. For purposes of this Agreement "IDENTIX SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Identix pursuant to which the stockholders of Identix immediately preceding such transaction hold less than a majority of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving Identix), directly or indirectly, of ownership of 51% of the then outstanding shares of capital stock of Identix, on terms that the board of directors of Identix determines, in its reasonable judgment (after consultation with of its financial advisor) to be more favorable to its stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Identix Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of Identix' board of directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

                  (g) Nothing contained in this Agreement shall prohibit Visionics or Identix or its respective board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

                  (h) As promptly as practicable after the execution of this Agreement, Visionics and Identix shall mutually prepare, and Identix shall file the Registration Statement with the SEC. As promptly as practicable following receipt of SEC comments on such Registration Statement, Identix and Visionics shall mutually prepare a response to such comments. Identix and Visionics shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Identix shall also take any action required to be taken under applicable state blue sky or securities laws in connection with Identix Common Stock to be issued in exchange for the shares of Visionics Common Stock. Identix and Visionics shall promptly furnish to each other all information, and take such other actions (including without limitation using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the


                                    99.1-51
preceding sentences of this Section 5.4(h). Whenever any party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Section 5.4(h), Identix or Visionics, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing to stockholders of Visionics such amendment or supplement.

         5.5 COMMERCIALLY REASONABLE EFFORTS.

                  (a) Subject to the terms and conditions herein provided, Identix, Merger Sub and Visionics shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this Agreement, applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) promptly filing Notification and Report Forms under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") and responding as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers, and (iii) using commercially reasonable efforts to lift any legal bar to the Merger. Identix shall cause Merger Sub to perform all of its obligations under this Agreement.

                  (b) Notwithstanding anything to the contrary in this Agreement, neither Identix, the Surviving Corporation, nor Visionics nor any of their Subsidiaries shall be required to (i) divest, hold separate or license any business(es), product line(s) or asset(s), (ii) take any action or accept any limitation that would reasonably be expected to have an Identix Material Adverse Effect or a Visionics Material Adverse Effect, or (iii) agree to any of the foregoing.

         5.6 PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Identix, Merger Sub and Visionics agree to consult with each other as to its form and substance, and agree not to issue any such press release or general communication to employees or make any public statement prior to obtaining the consent of the other (which shall not be unreasonably withheld or delayed), except as may be required by applicable law or by the rules and regulations of or listing agreement with Nasdaq, or as may otherwise be required by Nasdaq or the SEC.

         5.7 NOTIFICATION OF CERTAIN MATTERS. Each of Visionics and Identix shall promptly notify the other party of the occurrence or non-occurrence of any event the respective occurrence or non-occurrence of which would be reasonably likely to cause any condition to the obligations of the notifying party to effect the Merger not to be fulfilled. Each of Visionics and Identix shall also give prompt notice to the other of any communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other transactions contemplated hereby.


                                    99.1-52

         5.8 INDEMNIFICATION.

                  (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain, and Identix will cause the Surviving Corporation to honor, the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of Visionics immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Visionics, unless such modification is required by law.

                  (b) Identix will cause the Surviving Corporation to honor and fulfill the obligations of Visionics and Identix pursuant to indemnification agreements with Visionics' directors and officers and Identix' directors and officers existing at or before the Effective Time.

                  (c) For a period of six (6) years after the Effective Time, Identix will or will cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Visionicss directors' and officers' liability insurance policy (a copy of which has been made available to Identix) on terms comparable to those now applicable to directors and officers of Visionics; provided, however, that in no event will Identix or the Surviving Corporation be required to expend in excess of $500,000 in the aggregate for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Identix or the Surviving Corporation will purchase a policy with the greatest coverage available for such amount.

         5.9 AFFILIATE AGREEMENTS. Concurrently with the execution and delivery hereof, Visionics shall deliver to Identix a list, reasonably satisfactory to counsel for Identix, setting forth the names of all Persons who are expected to be, at the Effective Time, in Visionics' reasonable judgment, Affiliates of Visionics. Visionics shall furnish such information and documents as Identix may reasonably request for the purpose of reviewing such list. Visionics shall deliver a written agreement in substantially the form of Exhibit D attached hereto (a "VISIONICS AFFILIATE AGREEMENT") executed by each Person identified as an Affiliate in the list furnished pursuant to this Section 5.9 within ten (10) days after the execution of this Agreement.

         5.10 STOCK EXCHANGE LISTING. Prior to the Effective Time, Identix agrees to cause the shares of Identix Common Stock issuable, and those required to be reserved for issuance in connection with the Merger, to be authorized for listing on Nasdaq, subject to official notice of issuance.


                                    99.1-53

         5.11 BOARD OF DIRECTORS AND CERTAIN OFFICERS OF THE COMBINED COMPANY.

                  (a) The Board of Directors of Identix will take all actions necessary to cause the Board of Directors of Identix, immediately after the Effective Time, to consist of nine (9) persons, four (4) of whom were directors of Identix immediately prior to the Effective Time (including Robert McCashin), four (4) of whom were directors of Visionics prior to the Effective Time (including Joseph Atick), and one (1) of whom shall be a new and independent board member mutually agreed upon by the parties. If, prior to the Effective Time, any of the Visionics' designees or Identix' designees shall decline or be unable to serve as a director of Identix, Visionics (if such person was designated by Visionics) or Identix (if such person was designated by Identix) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

                  (b) At the Effective Time, Robert McCashin, Identix' Chief Executive Officer will be offered a position as the Chairman of the Board of Identix, Joseph Atick, Visionics' Chief Executive Officer will be offered a position as the Chief Executive Officer of Identix and James Scullion, the President and Chief Operating Officer of Identix will be offered a position as the President and Chief Operating Officer of Identix.

         5.12 CONSENTS OF IDENTIX' AND VISIONICS' ACCOUNTANTS. Each of Identix and Visionics shall use commercially reasonable efforts to cause its independent accountants to deliver to Identix a consent, dated no more than three days prior to the date on which the Registration Statement shall become effective, in form reasonably satisfactory to Identix and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         5.13 VOTING AGREEMENTS.

                  (a) Concurrently with the execution hereof, Visionics shall deliver to Identix the Visionics Voting Agreements executed by each director and officer of Visionics identified on Schedule 5.13(a) of the Visionics Disclosure Statement.

                  (b) Concurrently with the execution hereof, Identix shall deliver to Visionics the Identix Voting Agreements executed by each director and officer of Identix identified on Schedule 5.13(b) of the Identix Disclosure Statement.

         5.14 FORM S-8. No later than ten (10) business days after the Effective Time, Identix shall file with the SEC a Registration Statement, on Form S-8 or other appropriate form under the Securities Act, to register Identix Common Stock issuable upon exercise of the Identix Exchange Options following the Effective Time. Identix shall use commercially reasonable efforts to cause such Registration Statement to remain effective until the exercise or expiration of such options.

         5.15 NOTIFICATION OF CERTAIN MATTERS. Visionics shall give prompt notice to Identix and Merger Sub, and Identix and Merger Sub shall give prompt notice to Visionics, of (i) the occurrence or nonoccurrence of any event the


                                    99.1-54
occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of Visionics, Identix or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (iv) any facts or circumstances arise that could reasonably be expected to result in a Visionics Material Adverse Effect or an Identix Material Adverse Effect, as the case may be.

         5.16 TAX TREATMENT. Each of Identix and Visionics shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 6.6, including by executing the Officer's Certificate referred to in Sections 3.21 and 4.21 and delivering such Certificate prior to (i) the filing of the Registration Statement and (ii) the Closing.

         5.17 SEC FILINGS.

                  (a) Visionics will deliver promptly to Identix true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Identix or Merger Sub, as to which Visionics makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Visionics and the Visionics Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                  (b) Identix will deliver promptly to Visionics true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements


                                    99.1-55
included therein, and statements (excluding any information therein provided by Visionics, as to which neither Identix nor Merger Sub makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Identix and the Identix Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         5.18 EMPLOYEE BENEFIT MATTERS. Identix agrees to cause employees of Visionics who continue as employees of Identix or the Surviving Corporation following the Effective Time to be eligible to participate in the Identix Stock Option Plan and health and life insurance plans consistent with the eligibility criteria applied by Identix to other employees of Identix. Such employees will receive full credit for prior years of service with Visionics and parity with Identix employees with respect to eligibility to participate in all Identix employee benefit plans and programs. Compensation provided to employees of Visionics who continue as employees of Identix following the Effective Time shall be determined by Identix in its sole discretion.

         5.19 VISIONICS RIGHTS PLAN. Except as expressly required by this Agreement, or as determined by Visionics' board of directors in good faith after consultation with legal counsel to be required in order to comply with its fiduciary duties to Visionics' stockholders under applicable law, Visionics shall not, without the prior written consent of Identix, amend the Visionics Rights Plan or take any other action with respect to, or make any determination under the Visionics Rights Plan, including a redemption of the rights granted under the Rights Agreement or any action to facilitate an Acquisition Proposal; provided, however, that Visionics shall use its commercially reasonable efforts to cause the Visionics Rights Plan to be amended, in a manner reasonably satisfactory to Identix, to provide that the Visionics Rights Plan shall terminate immediately prior to the Effective Time.

         5.20 INCREASE IN AUTHORIZED AND RESERVED SHARES. Subject to the terms hereof, at the Identix Special Meeting Identix shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to increase the authorized number of shares of Identix Common Stock thereunder to 200,000,000 shares and that a new Identix Equity Incentive Plan be approved; provided that Identix may propose and recommend an increase of such lesser number as in good faith it determines, provided that such lesser increase satisfies any conditions necessary to consummate the Merger.


                                    99.1-56

                                   ARTICLE VI

                   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment on or before the Effective Time of each of the following conditions, any one or more of which may be waived in writing by all the parties hereto:

         6.1 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         6.2 VISIONICS STOCKHOLDER APPROVAL. The approval of a majority of the outstanding shares of Visionics Common Stock for adoption of the Merger Agreement and approval of the Merger shall have been obtained at the Visionics Special Meeting or any adjournment or postponement thereof.

         6.3 IDENTIX STOCKHOLDER APPROVAL. The approval of a majority of the shares of Identix Common Stock represented at the Identix Special Meeting in favor of the issuance of Identix Common Stock in the Merger shall have been obtained at the Identix Special Meeting or any adjournment or postponement thereof.

         6.4 LISTING OF ADDITIONAL SHARES. The Identix Common Stock issuable in connection with the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

         6.5 GOVERNMENTAL CLEARANCES. The waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing of the Certificate of Merger which shall be accomplished as provided in Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Government Entity the failure of which to obtain or comply with would be reasonably likely to have a Visionics Material Adverse Effect or an Identix Material Adverse Effect shall have been obtained or filed.

         6.6 TAX MATTERS. Each of Identix and Merger Sub shall have received an opinion of Heller Ehrman White & McAuliffe LLP, counsel to Identix and Merger Sub, and Visionics shall have received an opinion of Maslon Edelman Borman & Brand, LLP, counsel to Visionics, each such opinion dated as of the Effective Time, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;
(ii) each of Identix, Merger Sub and Visionics will be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) except with respect to cash received in lieu of fractional share interest in Identix Common Stock, no gain or loss will be recognized, for United States federal income tax purposes, by a stockholder of Visionics as a result of the Merger with respect to the shares of Visionics Common Stock converted into Identix Common Stock. If counsel to either Identix or Visionics does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion in the required form to such party.


                                    99.1-57

         6.7 STATUTE OR DECREE. No writ, order, temporary restraining order, preliminary injunction or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority, which remains in effect, and prohibits the consummation of the Merger or otherwise makes it illegal, nor shall any governmental agency have instituted any action, suit or proceeding which remains pending and which seeks, and which is reasonably likely, to enjoin, restrain or prohibit the consummation of the Merger in accordance with the terms of this Agreement.

                                  ARTICLE VII

             CONDITIONS TO THE OBLIGATIONS OF VISIONICS AND IDENTIX

         7.1 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF VISIONICS. The obligations of Visionics to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Visionics:

                  (a) The representations and warranties of Identix and Merger Sub contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true and correct, in all material respects, as of the Effective Time, with the same force and effect as if made at the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute an Identix Material Adverse Effect.

                  (b) Identix and Merger Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) Identix and Merger Sub shall have furnished a certificate or certificates of Identix and Merger Sub executed on behalf of one or more of their respective officers to evidence compliance with the conditions set forth in Sections 7.1(a) and (b) of this Agreement.

         7.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF IDENTIX AND MERGER SUB. The obligations of Identix and Merger Sub to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Identix:

                  (a) The representations and warranties of Visionics, contained in this Agreement shall be true and correct, in all material respects, as of the Effective Time, with the same force and effect as if made at the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement,
(ii) that the accuracy of the representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where the failure of such representations and warranties to be so true and correct does not constitute a Visionics Material Adverse Effect.


                                    99.1-58

                  (b) Visionics shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) Visionics shall have furnished a certificate of Visionics executed by one of its officers to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of Visionics' stockholders:

                  (a) by mutual written consent duly authorized by the boards of directors of Identix and Visionics;

                  (b) by either Visionics or Identix if the Merger shall not have been consummated by September 30, 2002 (the "END DATE"), which date may be extended by mutual consent of the parties hereto, for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                  (c) by either Visionics or Identix if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) a court of competent jurisdiction or other Government Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by Visionics or Identix if the required approval of the stockholders of Visionics contemplated by this Agreement shall not have been obtained by reason of the failure to hold the meeting or the failure to obtain the required vote at a meeting of Visionics stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Visionics where the failure to obtain Visionics stockholder approval shall have been caused by (i) the action or failure to act of Visionics and such action or failure to act constitutes a material breach by Visionics of this Agreement or
(ii) a breach of any Visionics Voting Agreement by any party thereto other than Identix.


                                    99.1-59

                  (e) by Visionics or Identix if the required approval of the stockholders of Identix contemplated by this Agreement shall not have been obtained by reason of the failure to hold the meeting or the failure to obtain the required vote at a meeting of Identix stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Identix where the failure to obtain Identix stockholder approval shall have been caused by (i) the action or failure to act of Identix and such action or failure to act constitutes a material breach by Identix of this Agreement or (ii) a breach of any Identix Voting Agreement by any party thereto other than Visionics.

                  (f) by Identix (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of Visionics) if a Visionics Triggering Event (as defined below) shall have occurred;

                  (g) by Visionics (at any time prior to the approval of the issuance of Identix Common Stock in the Merger by the required vote of the stockholders of Identix) if an Identix Triggering Event (as defined below) shall have occurred;

                  (h) by Visionics, upon a breach of any representation, warranty, covenant or agreement on the part of Identix set forth in this Agreement, or if any representation or warranty of Identix shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) or
Section 7.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Identix' representations and warranties or breach by Identix remains uncured on the date which is twenty (20) business days following written notice of such breach or inaccuracy from Visionics to Identix (it being understood that Visionics may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination); or

                  (i) by Identix, upon a breach of any representation, warranty, covenant or agreement on the part of Visionics set forth in this Agreement, or if any representation or warranty of Visionics shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Visionics' representations and warranties or breach by Visionics remains uncured on the date which is twenty (20) business days following written notice of such breach or inaccuracy from Identix to Visionics (it being understood that Identix may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination).

                  (j) For the purposes of this Agreement, a "VISIONICS TRIGGERING EVENT" shall be deemed to have occurred if: (i) the board of directors of Visionics shall for any reason have withdrawn or shall have amended


                                    99.1-60
or modified in a manner adverse to Identix its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Visionics shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of Visionics in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of Visionics fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) days after Identix requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Visionics or any committee thereof shall have approved or recommended any Acquisition Proposal with respect to Visionics; or (v) a tender or exchange offer relating to securities of Visionics shall have been commenced by a Person unaffiliated with Identix and Visionics shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Visionics recommends rejection of such tender or exchange offer.

                  (k) For the purposes of this Agreement, an "IDENTIX TRIGGERING EVENT" shall be deemed to have occurred if: (i) the board of directors of Identix shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Visionics its recommendation in favor of the issuance of Identix Common Stock in the Merger; (ii) Identix shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of Identix in favor of the issuance of Identix Common Stock in the Merger; or (iii) the board of directors of Identix fails to reaffirm its recommendation in favor of the issuance of Identix Common Stock in the Merger within (10) ten days after Visionics requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Identix or any committee thereof shall have approved or recommended any Acquisition Proposal with respect to Identix; or (v) a tender or exchange offer relating to securities of Identix shall have been commenced by a Person unaffiliated with Identix and Visionics shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Identix recommends rejection of such tender or exchange offer.

         8.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.3, this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.


                                    99.1-61

         8.3 FEES AND EXPENSES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Identix and Visionics shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Registration Statement and the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and shall share equally all fees and expenses relating to any filings under the HSR Act and any Nasdaq filings.

                  (b) Visionics Payments.

                           (i) Subject to Section 8.3(b)(ii) and 8.3(b)(iii)
below, in the event that this Agreement is terminated by Identix or Visionics, as applicable, pursuant to Sections 8.1(b), (d) or (f), Visionics shall pay Identix a fee equal to $12,300,000 plus the Identix Expenses (as hereinafter defined) in immediately available funds (the "VISIONICS TERMINATION FEE").

                           (ii) In the event that this Agreement is terminated
by Identix or Visionics, as applicable, pursuant to Section 8.1(b) or 8.1(d),
(A) Visionics shall pay Identix the Visionics Termination Fee, less any Identix Expenses previously paid pursuant to Section 8.3(b)(iii) below, only if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced an Acquisition Proposal with respect to Visionics and within 12 months following the termination of this Agreement, a Visionics Acquisition (as hereinafter defined) is consummated or Visionics enters into an agreement providing for a Visionics Acquisition, and (B) such payment shall be made promptly, but in no event later than two days after the consummation of such Visionics Acquisition (regardless of when such consummation occurs if Visionics has entered into such an agreement within such 12-month period) in immediately available funds.

                           (iii) In the event that this Agreement is terminated
by Identix or Visionics pursuant to Section 8.1(d) and Visionics is not required to pay Identix the Visionics Termination Fee as of the time of such termination, Visionics shall reimburse Identix for all documented expenses incurred by Identix in connection with this Agreement and the transactions contemplated hereby (the "IDENTIX EXPENSES") in immediately available funds not later than ten (10) business days after termination of this Agreement.

                           (iv) In the event that this Agreement is terminated
by Identix pursuant to Section 8.1(i) because the condition set forth in Section 7.2(b) is not satisfied, Visionics shall not later than ten (10) business days after the date of such termination, reimburse Identix for the Identix Expenses in immediately available funds.


                                    99.1-62

                           (v) Visionics acknowledges that the agreements
contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Identix would not enter into this Agreement; accordingly, if Visionics fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b), and, in order to obtain such payment, Identix makes a claim that results in a judgment against Visionics for any or all of the amounts set forth in this Section 8.3(b), Visionics shall pay to Identix its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

         For the purposes of this Agreement, "VISIONICS ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Visionics pursuant to which Visionics' stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Visionics of assets representing in excess of 50% of the aggregate fair market value of Visionics' business immediately prior to such sale or (iii) the acquisition by any Person (including by way of a tender offer or an exchange offer or issuance by Visionics), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Visionics.

                  (c) Identix Payments.

                           (i) Subject to Section 8.3(c)(ii) and 8.3(c)(iii)
below, in the event that this Agreement is terminated by Identix or Visionics, as applicable, pursuant to Sections 8.1(b), (e) or (g), Identix shall pay Visionics a fee equal to $12,300,000 plus the Visionics Expenses (as hereinafter defined) in immediately available funds (the "IDENTIX TERMINATION FEE").

                           (ii) In the event that this Agreement is terminated
by Identix or Visionics, as applicable, pursuant to Section 8.1(b) or 8.1(e),
(A) Identix shall pay Visionics the Identix Termination Fee, less any Visionics Expenses previously paid pursuant to Section 8.3(c)(iii) below, only if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced an Acquisition Proposal with respect to Identix and within 12 months following the termination of this Agreement, an Identix Acquisition (as hereinafter defined) is consummated or Identix enters into an agreement providing for an Identix Acquisition, and (B) such payment shall be made promptly, but in no event later than two days after the consummation of such Identix Acquisition (regardless of when such consummation occurs if Identix has entered into such an agreement within such 12-month period) in immediately available funds.


                                    99.1-63

                           (iii) In the event that this Agreement is terminated
by Identix or Visionics pursuant to Section 8.1(e) and Identix is not required to pay Visionics the Identix Termination Fee as of the time of such termination, Identix shall reimburse Visionics for all documented expenses incurred by Visionics in connection with this Agreement and the transactions contemplated hereby (the "VISIONICS EXPENSES") in immediately available funds not later than ten (10) business days after termination of this Agreement.

                           (iv) In the event that this Agreement is terminated
by Visionics pursuant to Section 8.1(h) because the condition set forth in
Section 7.1(b) is not satisfied, Identix shall not later than ten (10) business days after the date of such termination, reimburse Visionics for the Visionics Expenses in immediately available funds.

                           (v) Identix acknowledges that the agreements
contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Visionics would not enter into this Agreement; accordingly, if Identix fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c), and, in order to obtain such payment, Visionics makes a claim that results in a judgment against Identix for any or all of the amounts set forth in this Section 8.3(c), Identix shall pay to Visionics its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

         For the purposes of this Agreement, "IDENTIX ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Identix pursuant to which Identix' stockholders immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Identix of assets representing in excess of 50% of the aggregate fair market value of Identix' business immediately prior to such sale or (iii) the acquisition by any Person (including by way of a tender offer or an exchange offer or issuance by Identix), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Identix.

         8.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Identix and Visionics.


                                    99.1-64

         8.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Identix, Merger Sub and Visionics at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the stockholders of Visionics, no such amendment or modification shall change the amount or form of the consideration to be received by Visionics' stockholders in the Merger.

         9.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Identix or Merger Sub, on the one hand, or Visionics, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Visionics (with respect to any failure by Identix or Merger Sub) or Identix or Merger Sub (with respect to any failure by Visionics), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

         9.3 SURVIVAL; INVESTIGATIONS. The respective representations and warranties of Identix, Merger Sub and Visionics contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Effective Time.

         9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices, including oral notices, shall be delivered as follows:

                      if to Visionics, to:   5600 Rowland Road
                                             Minnetonka, MN 55343
                                             Telephone: (952) 932-0888
                                             Facsimile: (952) 945-3382
                                             Attention: Joseph Atick


                                     99.1-65
                           with a copy to:   Maslon Edelman Borman & Brand, LLP
                                             3300 Wells Fargo Center
                                             90 South Seventh Street
                                             Minneapolis, MN 55402
                                             Telephone: (612) 672-8200
                                             Facsimile: (612) 672-8397
                                             Attention: Joseph Alexander

         if to Identix, or Merger Sub, to:   100 Cooper Court
                                             Los Gatos, CA 95032
                                             Telephone: (408) 355-1400
                                             Facsimile: (408) 354-1106
                                             Attention:

                           with a copy to:   Heller Ehrman White & McAuliffe LLP
                                             275 Middlefield Road
                                             Menlo Park, California  94025-3506
                                             Telephone: (650) 324-7000
                                             Facsimile: (650) 324-0638
                                             Attention: Richard A. Peers, Esq.

         9.5 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and, with respect only to Section 5.8, the Indemnified Parties.

         9.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflicts of laws.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

         9.9 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall be deemed to mean "including without limitation."

         9.10 ENTIRE AGREEMENT. This Agreement, the Voting Agreements and the Confidentiality Agreement including the exhibits hereto and the documents and instruments referred to herein (including the Visionics Disclosure Statement and the Identix Disclosure Statement), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.


                                    99.1-66

         9.11 DEFINITION OF "LAW". When used in this Agreement "law" refers to any applicable law (whether civil, criminal or administrative) including, without limitation, common law, statute, statutory instrument, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, or agency.

         9.12 RULES OF CONSTRUCTION. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.



                            [SIGNATURE PAGE FOLLOWS]


                                    99.1-67

         IN WITNESS WHEREOF, Identix, Merger Sub and Visionics have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                       IDENTIX INCORPORATED

                                       By:  /s/ Robert McCashin
                                           -----------------------
                                            Robert McCashin
                                            Chairman and Chief Executive Officer



                                       VIPER ACQUISITION CORP.

                                       By:  /s/ Robert McCashin
                                           -----------------------
                                            Robert McCashin
                                            President



                                       VISIONICS CORPORATION

                                       By:  /s/ Joseph Atick
                                           --------------------
                                            Joseph Atick
                                            Chairman and Chief Executive Officer



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                                    99.1-68

                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG

                              IDENTIX INCORPORATED

                             VIPER ACQUISITION CORP.

                                       AND

                              VISIONICS CORPORATION





                          DATED AS OF FEBRUARY 22, 2002


                                     99.1-69

                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I THE MERGER.......................................................................2
         1.1      The Merger...............................................................2
         1.2      Closing; Effective Time..................................................2
         1.3      Effects of the Merger....................................................2
         1.4      Certificate of Incorporation; Bylaws.....................................2
         1.5      Directors and Officers of the Surviving Corporation......................3

ARTICLE II CONVERSION OF SHARES............................................................3
         2.1      Conversion of Stock......................................................3
         2.2      Visionics Options, Visionics Warrants....................................4
         2.3      Exchange of Stock Certificates...........................................5
         2.4      Lost, Stolen or Destroyed Certificates...................................7
         2.5      Tax Consequences.........................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF VISIONICS....................................7
         3.1      Organization, Etc........................................................7
         3.2      Authority Relative to This Agreement.....................................8
         3.3      No Violations, Etc.......................................................9
         3.4      Board Recommendation.....................................................10
         3.5      Fairness Opinion.........................................................10
         3.6      Capitalization...........................................................10
         3.7      SEC Filings..............................................................11
         3.8      Compliance with Laws.....................................................11
         3.9      Financial Statements.....................................................12
         3.10     Absence of Undisclosed Liabilities.......................................12
         3.11     Absence of Changes or Events.............................................12
         3.12     Capital Stock of Subsidiaries............................................14
         3.13     Litigation...............................................................14
         3.14     Insurance................................................................15
         3.15     Contracts and Commitments................................................15
         3.16     Labor Matters; Employment and Labor Contracts............................17
         3.17     Intellectual Property Rights.............................................17
         3.18     Taxes....................................................................19
         3.19     Employee Benefit Plans; ERISA............................................20
         3.20     Environmental Matters....................................................23
         3.21     Officer's Certificate as to Tax Matters..................................24
         3.22     Affiliates...............................................................24
         3.23     Finders or Brokers.......................................................24
         3.24     Registration Statement; Joint Proxy Statement/Prospectus.................25


                                    99.1-70

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
                                                                                        ----
         3.25     Title to Property........................................................25
         3.26     No Existing Discussions..................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF IDENTIX AND
MERGER SUB.................................................................................26
         4.1      Organization, Etc........................................................26
         4.2      Authority Relative to This Agreement.....................................27
         4.3      No Violations, Etc.......................................................27
         4.4      Board Recommendation.....................................................28
         4.5      Fairness Opinion.........................................................28
         4.6      Capitalization...........................................................28
         4.7      SEC Filings..............................................................29
         4.8      Compliance with Laws.....................................................30
         4.9      Financial Statements.....................................................30
         4.10     Absence of Undisclosed Liabilities.......................................30
         4.11     Absence of Changes or Events.............................................31
         4.12     Capital Stock of Subsidiaries............................................32
         4.13     Litigation...............................................................33
         4.14     Insurance................................................................33
         4.15     Contracts and Commitments................................................33
         4.16     Labor Matters; Employment and Labor Contracts............................35
         4.17     Intellectual Property Rights.............................................35
         4.18     Taxes....................................................................37
         4.19     Employee Benefit Plans; ERISA............................................38
         4.20     Environmental Matters....................................................41
         4.21     Officer's Certificate as to Tax Matters..................................42
         4.22     Finders or Brokers.......................................................42
         4.23     Registration Statement; Joint Proxy Statement/Prospectus.................42
         4.24     Title to Property........................................................42
         4.25     No Existing Discussions..................................................43

ARTICLE V COVENANTS........................................................................43
         5.1      Conduct of Business During Interim Period................................43
         5.2      No Solicitation..........................................................45
         5.3      Access to Information....................................................48
         5.4      Special Meeting; Registration Statement; Board Recommendations...........48
         5.5      Commercially Reasonable Efforts..........................................52
         5.6      Public Announcements.....................................................52
         5.7      Notification of Certain Matters..........................................52


                                    99.1-71

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
                                                                                        ----
         5.8      Indemnification..........................................................53
         5.9      Affiliate Agreements.....................................................53
         5.10     Stock Exchange Listing...................................................53
         5.11     Board of Directors and Certain Officers of the Combined Company..........54
         5.12     Consents of Identix' and Visionics' Accountants..........................54
         5.13     Voting Agreements........................................................54
         5.14     Form S-8.................................................................54
         5.15     Notification of Certain Matters..........................................54
         5.16     SEC Filings..............................................................55
         5.17     Employee Benefit Matters.................................................56
         5.18     Visionics Rights Plan....................................................56
         5.19     Increase in Authorized Shares............................................56

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.....................................57
         6.1      Registration Statement...................................................57
         6.2      Visionics Stockholder Approval...........................................57
         6.3      Identix Stockholder Approval.............................................57
         6.4      Listing of Additional Shares.............................................57
         6.5      Governmental Clearances..................................................57
         6.6      Tax Matters..............................................................57
         6.7      Statute or Decree........................................................58

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF VISIONICS AND
IDENTIX....................................................................................58
         7.1      Additional Conditions To The Obligations Of Visionics....................58
         7.2      Additional Conditions To The Obligations Of Identix And Merger Sub.......58

ARTICLE VIII TERMINATION...................................................................59
         8.1      Termination..............................................................59
         8.2      Notice of Termination; Effect of Termination.............................61
         8.3      Fees and Expenses........................................................62
         8.4      Amendment................................................................64
         8.5      Extension; Waiver........................................................65

ARTICLE IX MISCELLANEOUS...................................................................65
         9.1      Amendment and Modification...............................................65
         9.2      Waiver of Compliance; Consents...........................................65
         9.3      Survival; Investigations.................................................65
         9.4      Notices..................................................................65
         9.5      Assignment; Third Party Beneficiaries....................................66


                                    99.1-72

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
                                                                                        ----
         9.6      Governing Law............................................................66
         9.7      Counterparts.............................................................66
         9.8      Severability.............................................................66
         9.9      Interpretation...........................................................66
         9.10     Entire Agreement.........................................................66
         9.11     Definition of "law"......................................................67
         9.12     Rules of Construction....................................................67


                                    99.1-73

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                        PAGE
                                                                                        ----
Exhibits
--------
         Exhibit A    -    Form of Visionics Voting Agreement
         Exhibit B    -    Form of Identix Voting Agreement
         Exhibit C    -    Certificate of Merger
         Exhibit D    -    Form of Visionics Affiliate Agreement


                                    99.1-74

                             INDEX OF DEFINED TERMS



"Acquisition Proposal"..................................     Section 5.2(a)
"Acquisition Transaction"...............................     Section 5.2(a)
"Action"................................................     Section 3.13
"Affiliates"............................................     Section 3.22
"Agreement".............................................     Preamble
"Antitrust Division"....................................     Section 5.5(a)
"Certificate of Merger".................................     Section 1.2
"Closing Date"..........................................     Section 1.2
"Closing"...............................................     Section 1.2
"COBRA".................................................     Section 3.16(b)
"Code"..................................................     Recitals
"Confidentiality Agreement".............................     Section 5.3
"Delaware Law"..........................................     Section 1.1
"Effective Time"........................................     Section 1.2
"End Date"..............................................     Section 8.1(b)
"ERISA".................................................     Section 3.19(a)
"Exchange Act"..........................................     Section 3.3
"Exchange Agent"........................................     Section 2.3(a)
"Exchange Multiple".....................................     Section 2.1(g)
"Exchange Quotient".....................................     Section 2.1(g)
"Exchange Ratio"........................................     Section 2.1(a)
"FTC"...................................................     Section 5.5(a)
"GAAP"..................................................     Section 3.9
"Government Entity".....................................     Section 3.3
"group health plan".....................................     Section 3.19(k)
"Hazardous Material"....................................     Section 3.20(a)
"Hazardous Materials Activities"........................     Section 3.20(b)
"Holder"................................................     Section 2.3(c)
"HSR Act"...............................................     Section 3.3
"Identix"...............................................     Preamble
"Identix Acquisition"...................................     Section 8.3(c)
"Identix Affiliate Agreement"...........................     Section 5.10(b)
"Identix Balance Sheet".................................     Section 4.9
"Identix Certificates"..................................     Section 2.1(b)
"Identix Closing Value".................................     Section 2.1(f)
"Identix Common Stock"..................................     Recitals
"Identix Contract"......................................     Section 4.15(b)
"Identix Disclosure Statement"..........................     Article IV
"Identix Employee Benefit Plans"........................     Section 4.19(a)



                                    99.1-75

                             INDEX OF DEFINED TERMS
                                   (CONTINUED)


"Identix Environmental Permits".........................     Section 4.20(c)
"Identix ERISA Affiliate"...............................     Section 4.19(a)
"Identix Exchange Options"..............................     Section 2.2(a)
"Identix Exchange Warrants".............................     Section 2.2(b)
"Identix Expenses"......................................     Section 8.3(b)(iii)
"Identix Financial Statements"..........................     Section 4.9
"Identix Foreign Plan"..................................     Section 4.19(m)
"Identix IP Rights".....................................     Section 4.17
"Identix Material Adverse Effect".......................     Section 4.1(a)
"Identix Notice of Superior Offer"......................     Section 5.4(f)
"Identix Options".......................................     Section 4.6(b)
"Identix Preferred Stock"...............................     Section 4.6(a)
"Identix SEC Reports"...................................     Section 4.7
"Identix Special Meeting"...............................     Section 5.4(b)
"Identix Stock Plans"...................................     Section 4.6(b)
"Identix Subsidiaries"..................................     Section 4.1(a)
"Identix Superior Offer"................................     Section 5.4(f)
"Identix Termination Fee"...............................     Section 8.3(c)(i)
"Identix Triggering Event"..............................     Section 8.1(k)
"Identix Voting Agreements".............................     Recitals
"IRS"...................................................     Section 3.19(j)
"Joint Proxy Statement/Prospectus"......................     Section 3.24
"law"...................................................     Section 9.11
"Merger Sub Common Stock"...............................     Section 2.1(d)
"Merger Sub"............................................     Preamble
"Merger"................................................     Recitals
"Nasdaq"................................................     Section 2.1(f)
"Pension Plans".........................................     Section 3.19(a)
"Person"................................................     Section 2.1(g)
"Potential Acquiror"....................................     Section 5.2(a)
"Reference Date"........................................     Section 3.9
"Registration Statement"................................     Section 3.24
"SEC"...................................................     Section 3.7
"Securities Act"........................................     Section 3.7
"Subsidiary"............................................     Section 2.1(g)
"Surviving Corporation".................................     Section 1.1
"Tax Return" or "Tax Returns"...........................     Section 3.18(a)
"Tax" or "Taxes"........................................     Section 3.18(a)
"To the knowledge of Identix"...........................     Section 4.6(b)


                                    99.1-76

                             INDEX OF DEFINED TERMS
                                   (CONTINUED)


"To the knowledge of Visionics".........................     Section 3.6(b)
"Visionics".............................................     Preamble
"Visionics".............................................     Section 1.4(a)
"Visionics Acquisition".................................     Section 8.3(b)
"Visionics Affiliate Agreement".........................     Section 5.10(a)
"Visionics Affiliate Agreement".........................     Section 5.9
"Visionics Balance Sheet"...............................     Section 3.9
"Visionics Certificate".................................     Section 2.3(c)
"Visionics Common Stock"................................     Recitals
"Visionics Contract"....................................     Section 3.15(b)
"Visionics Disclosure Statement"........................     Article III
"Visionics Employee Benefit Plans"......................     Section 3.19(a)
"Visionics Environmental Permits".......................     Section 3.20(c)
"Visionics ERISA Affiliate".............................     Section 3.19(a)
"Visionics Expenses"....................................     Section 8.3(c)(iii)
"Visionics Financial Statements"........................     Section 3.9
"Visionics Foreign Plan"................................     Section 3.19(n)
"Visionics IP Rights"...................................     Section 3.17(a)
"Visionics Material Adverse Effect".....................     Section 3.1(a)
"Visionics Notice of Superior Offer"....................     Section 5.4(e)
"Visionics Options".....................................     Section 2.2(a)
"Visionics Preferred Stock".............................     Section 3.6(a)
"Visionics Restricted Stock"............................     Section 2.2(a)
"Visionics Rights"......................................     Section 2.1(a)
"Visionics Rights Plan".................................     Section 2.1(a)
"Visionics SEC Reports".................................     Section 3.7
"Visionics Special Meeting".............................     Section 5.4(a)
"Visionics Stock Plans".................................     Section 2.2(a)
"Visionics Subsidiaries"................................     Section 3.1(a)
"Visionics Superior Offer"..............................     Section 5.4(e)
"Visionics Termination Fee".............................     Section 8.3(b)(i)
"Visionics Triggering Event"............................     Section 8.1(j)
"Visionics Voting Agreements"...........................     Recitals
"Visionics Warrant Agreements"..........................     Section 2.2(b)
"Visionics Warrants"....................................     Section 2.2(b)
"Voting Agreements".....................................     Section 5.15
"Welfare Plans".........................................     Section 3.19(a)


                                    99.1-77